                              RAINBOW TECHNOLOGIES
                                      DBA
                         SYSTEMATIC SYSTEMS INTEGRATION

                                TABLE OF CONTENTS




LEASE
ARTICLE 1 - BASIC LEASE PROVISIONS...................................................1

ARTICLE 2 - TERM.....................................................................2

ARTICLE 3 - BASIC MONTHLY RENT.......................................................3

ARTICLE 4 - TAX RENT.................................................................3

ARTICLE 5 - OPERATING EXPENSE RENT [SEE ADDENDUM]....................................4

ARTICLE 6 - CAPITAL EXPENSE RENT [SEE ADDENDUM]......................................5

ARTICLE 7 - SECURITY DEPOSIT.........................................................6

ARTICLE 8 - USE......................................................................6

ARTICLE 9 - UTILITIES AND SERVICES...................................................6

ARTICLE 10 - PARKING LICENSE [SEE ADDENDUM]..........................................7

ARTICLE 11 - REPAIRS.................................................................8

ARTICLE 12 - CONDITION OF PREMISES...................................................8

ARTICLE 13 - ENTRY BY LANDLORD.......................................................8

ARTICLE 14 - ALTERATIONS & RENOVATIONS...............................................9

ARTICLE 15 - HAZARDOUS MATERIALS....................................................10

ARTICLE 16 - LIENS..................................................................10

ARTICLE 17 - BROKERS................................................................10

ARTICLE 18 - INSURANCE..............................................................10

ARTICLE 19 - INDEMNIFICATION........................................................11

ARTICLE 20 - DAMAGE OR DESTRUCTION..................................................12

ARTICLE 21 - EMINENT DOMAIN.........................................................13

ARTICLE 22 - INTERRUPTION OF USE....................................................13

ARTICLE 23 - SUBORDINATION, NONDISTURBANCE AND ATTORNMENT...........................14

ARTICLE 24 - OFFSET STATEMENT.......................................................14

ARTICLE 25 - BUILDING PLANNING [DELETED]............................................15

ARTICLE 26 - ASSIGNMENT AND SUBLETTING..............................................15

ARTICLE 27 - BANKRUPTCY AND INVOLUNTARY ASSIGNMENT..................................16

ARTICLE 28 - FINANCIAL STATEMENTS...................................................17

ARTICLE 29 - HOLDING OVER...........................................................17

ARTICLE 30 - DEFAULTS...............................................................17

ARTICLE 31 - REMEDIES...............................................................18

ARTICLE 32 - ATTORNEYS' FEES........................................................18

ARTICLE 33 - WAIVER OF JURY TRIAL...................................................19

ARTICLE 34 - NOTICES [SEE ADDENDUM].................................................19

ARTICLE 35 - GENERAL PROVISIONS.....................................................19

ADDENDUM NO. 1
ARTICLE 36 - TENANT IMPROVEMENTS.....................................................1

ARTICLE 37 - OPTION TO RENEW.........................................................1

ARTICLE 38 - SIGNS...................................................................3

ARTICLE 39 - RIGHT TO AUDIT..........................................................4

ADDENDUM TO ARTICLE 5 - OPERATING EXPENSE RENT.......................................6

ADDENDUM TO ARTICLE 6 - CAPITAL EXPENSE RENT.........................................7

ADDENDUM TO ARTICLE 10 - PARKING LICENSE.............................................7

ADDENDUM TO ARTICLE 34 - NOTICES.....................................................9

REAFFIRMATION OF LEASE...............................................................9


EXHIBIT "A" - LOCATION PLAN

EXHIBIT "B" - LEGAL DESCRIPTION

EXHIBIT "C" - RULES AND REGULATIONS

EXHIBIT "D" - WORK LETTER

SECTION 1  - CONSTRUCTION REPRESENTATIVES............................................1

SECTION 2  - LANDLORD'S AND TENANT'S WORK............................................1

SECTION 3  - PERFORMANCE SCHEDULE AND DELAYS.........................................1

SECTION 4  - PLANS AND PERMITS FOR TENANT'S WORK.....................................2

SECTION 5  - SELECTION OF CONTRACTOR TO PERFORM TENANT'S WORK........................3

SECTION 6  - ACCESS TO PREMISES......................................................3

SECTION 7  - WORK COSTS..............................................................4

SCHEDULE 1 - LANDLORD'S WORK.........................................................6

SCHEDULE 2 - CONSTRUCTION SCHEDULE...................................................6

SCHEDULE 3 - INSURANCE REQUIREMENTS..................................................6

SCHEDULE 4 - SUPERVISION FEES........................................................7

                                      LEASE


                By this Lease dated November 24, 1999, for reference purposes only, Landlord hereby leases to Tenant the Premises, together with the non-exclusive right to use the Common Areas, upon and subject to the following terms, covenants and conditions:


ARTICLE 1 - BASIC LEASE PROVISIONS

        1.1 For purposes of this Lease, these certain provisions are defined as follows:

                (a)     Landlord:           Stevens Creek Associates, a
                                            California general partnership, dba
                                            TrizecHahn Landmark Square
                                            Management.

                (b)     Tenant:             Rainbow Technologies, Inc., a
                                            Delaware corporation, dba Systematic
                                            Systems Integration.

                (c)     Building:           111 West Ocean Boulevard, Long
                                            Beach, California, consisting of
                                            approximately:

                                            Gross Rentable Square Feet: 440,032

                (d)     Premises:           Suite 2000, subdivided into three
                                            (3) areas to facilitate a phased
                                            initial occupancy (all as indicated
                                            on the location plan attached hereto
                                            as Exhibit "A"), as follows:

                                                                  RENTABLE AREA
                           SUITE/AREA                           (IN SQUARE FEET)
                           ----------                           ----------------
                             2000A                                    5,000
                             2000B                                    4,400
                             2000C                                    9,412
                        TOTAL SUITE 2000                             18,812

                (e)     Proportional Share: 4.28%

                (f)     Base Year:          The calendar year 2000.

                (g)     Commencement Date:  For each respective phase of initial
                                            occupancy:

                        SUITE/AREA                           COMMENCEMENT DATE
                        ----------                           -----------------
                          2000A                              December 1, 1999
                          2000B                               January 1, 2000
                          2000C                                April 1, 2000


                (h)     Termination Date:   March 31, 2005.

                (i)     Basic Monthly Rent: Tenant's Basic Monthly Rent for each
                                            effective date through the day prior
                                            to the following effective date (or
                                            the Termination Date, as the case
                                            may be) shall be as follows:

                         EFFECTIVE DATE                        BASIC MONTHLY RENT
                         --------------                        ------------------
                        December 1, 1999                              $0.00
                        January 1, 2000                            $17,860.00
                         April 1, 2000                             $35,742.80
                        October 1, 2000                            $37,529.94
                        January 1, 2001                            $39,406.44
                        January 1, 2002                            $41,376.76
                        January 1, 2003                            $43,445.60
                        January 1, 2004                            $45,617.88


                (j)     Initial Security    Thirty-Five Thousand Seven Hundred
                        Deposit:            Forty-Two and 80/100 Dollars
                                            ($35,742.80).

                (k)     Parking Allotment:  Seventy-three (73) automobiles.

                (l)     Procuring Broker:   The Seeley Company.

                (m)     Permitted Use:      General administrative office use
                                            consistent with the character of a
                                            first-class office building.

                (n)     Business Hours:     8:00 AM to 6:00 PM, Monday through
                                            Friday, and 9:00 AM to 1:00 PM on
                                            Saturdays excepting holidays
                                            generally recognized in the State of
                                            California.

        1.2 For purposes of this Lease, the "Land" shall be defined as the site upon which the Building, Common Areas and other related improvements, facilities, service areas and equipment are located (as legally described in Exhibit "B" attached hereto).

        1.3 For purposes of this Lease, the "Common Areas" shall be defined as those interior and exterior portions of the Building and such other areas, facilities and equipment serving the Building, which are designated by Landlord for the common use or benefit of tenants, tenants' employees, customers and invitees, and/or members of the general public. Such areas, facilities and equipment shall include, without limitation: entrances; exits; lobbies; elevators; stairways; corridors; passageways; public washrooms; parking facilities; loading areas; plazas; private sidewalks; landscaped areas; walkways; mechanical, electrical and telephone rooms; utilities and related facilities; electrical, mechanical, sprinkler, fire detection or prevention equipment, security equipment, and related facilities; duct shafts; operating, maintenance and storage areas; and service areas, equipment and facilities.

        1.4 For purposes of this Lease, the "Leasehold Improvements" shall be defined as all non-structural improvements in and to the Premises, including, without limitation: partitions within the interior of the Premises and the interior one-half of partitioning demising the Premises from adjacent premises (whether slab-to-slab, ceiling-height or a lesser height), and the fixtures, doors, windows, openings and finishes installed therein or thereon; the interior drywall on exterior walls and partitions demising the Premises from Common Areas; cabinetry, railings, paneling, and woodwork; integrated ceiling systems (including grid, panels and lighting); carpeting and other floor finishes; kitchen facilities (including sinks, appliances and other fixtures) or other similar facilities; rest rooms intended to exclusively serve the Premises (including showers, toilets, basins and other fixtures); the components of the mechanical, heating, ventilation, air-conditioning, electrical, fire/life safety and plumbing systems (collectively "Mechanical Systems") from the common point of distribution on the floor for each such system to and throughout the Premises; any Mechanical Systems or intra-Building telephone network cabling which are independent of the base-Building Mechanical Systems and exclusively serve the Premises (whether or not such system is contained entirely within the Premises); and, Alterations which Landlord has not required Tenant to remove as a condition of making such Alterations. The Leasehold Improvements shall include all of the foregoing improvements in or to the Premises regardless of whether such improvements either: existed in the Premises prior to Tenant's having entered into this Lease; were paid for by either Landlord or Tenant (or a prior tenant); were installed by either Tenant or Landlord as a condition of this Lease; were installed by Landlord during the Term of this Lease to comply with the requirements or directives of a government, quasi-government or regulatory agency or authority; were installed by Landlord during the Term of this Lease with the intent of reducing Operating Expenses; were installed by Landlord during the Term of this Lease to maintain the quality, integrity and/or character of the Land, Building, Common Areas and/or the machinery, equipment and facilities related thereto; or, were installed by Tenant as an Alteration.

        1.5 Notwithstanding the foregoing, those terms defined in Articles 1.1 through 1.4, above are subject to modification, revision or alteration by other terms and conditions of this Lease, addenda, exhibits and other attachments hereto.


ARTICLE 2 - TERM

        2.1 The "Initial Term" of this Lease shall commence on the earliest Commencement Date and continue to the Termination Date, unless sooner terminated as otherwise provided herein. The "Term" of this Lease shall include the Initial Term and any other period of Tenant's occupancy resulting either from Tenant's holding over with Landlord's consent (pursuant to Article 29.2), or from Tenant's exercise of an express option to renew, re-lease or extend the Term, or other express agreement to extend the Term, all made in accordance with this Lease (or a modification or addendum thereto made in accordance with this Lease). Unless expressly stated to the contrary herein, any and all references herein to "months" during the Term shall be deemed to refer to full calendar months of the Term, beginning the earliest Commencement Date (if the Commencement Date is the first day of a calendar month) or the first day of the first full calendar month after the earliest Commencement Date (if the Commencement Date is not the first day of a calendar month).

ARTICLE 3 - BASIC MONTHLY RENT

        3.1 The first installment of Basic Monthly Rent is due on or before the execution of this Lease. All other installments of Basic Monthly Rent are payable in advance on the first day of each calendar month, together with any monthly installments of estimated Tax Rent, Operating Expense Rent and Capital Expense Rent (collectively "Total Monthly Rent"). Except as provided in Article 29, if the Commencement Date is not the first day of the calendar month or the Termination Date is not the last day of the calendar month, then Total Monthly Rent shall be prorated based upon a thirty (30) day month.

        3.2 All amounts due or relating to Tenant's occupancy under this Lease, other than Total Monthly Rent, are due and payable within thirty (30) days of receipt of Landlord's invoice for same. Such amounts include, without limitation: annual reconciliations and retroactive charges of Tax Rent, Operating Expense Rent or Capital Expense Rent; Orders for Extra Work; charges for extra utilities and services; and Late Charges (collectively "Additional Rent"). All amounts due under this Lease or relating to Tenant's occupancy are deemed to be rent, receivable as such, and subject to all remedies of Landlord for nonpayment of rent. Tenant's obligation to pay all amounts owing under this Lease shall survive Tenant's relinquishment of possession to Landlord, or the expiration or early termination of this Lease.

        3.3 Tenant agrees that Tenant's late payment of any sum due under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is impracticable or extremely difficult to fix. Therefore, if all or any portion of any installment of Total Monthly Rent is not received by Landlord by the fifth (5th) day of the month for which it is due, or if all or any portion of any item of Additional Rent is not received by Landlord when due pursuant to Article 3.2, then Tenant shall pay to Landlord a "Late Charge" of ten percent (10%) of the overdue amount. Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of costs that Landlord will incur by reason of any late payment by Tenant. Landlord's acceptance of a Late Charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or pursuant to law. The Late Charge shall be in addition to, and not in lieu of, any interest which may accrue pursuant to Article 35.11 of this Lease.

        3.4 All amounts due Landlord shall be paid by Tenant, without deduction or offset, in lawful money of the United States of America, which shall be legal tender at the time of payment. Payments shall be made at the office of Landlord or to such other person or at such other place as Landlord notifies Tenant. Landlord reserves the right to require that payments be made by certified check or cash. No receipt by Landlord of an amount less than the full amount due will be deemed to be other than a payment on account, and no endorsement or statement on any check or any accompanying writing effect or evidence an accord and satisfaction; and, Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other right or remedy of Landlord.


ARTICLE 4 - TAX RENT

        4.1 For each successive calendar year of the Term after the Base Year ("Comparison Year"), Tenant shall pay to Landlord "Tax Rent", which shall be the Proportional Share of the amount, if any, which the aggregate annual Property Taxes for the Comparison Year exceeds the Property Taxes for the Base Year. Tax Rent is payable in the manner set forth in Article 4.3. If this Lease terminates on a day other than the last day of the Comparison Year, then Tax Rent for the Comparison Year shall be prorated.

        4.2 "Property Taxes" is defined for purposes of this Lease as: all costs and expenses which Landlord or Landlord's managing agent has incurred or will incur for real and personal property taxes, or any other assessments upon Landlord's legal or equitable interest in the Land, Building, Common Areas and all or any related facilities and improvements (including, without limitation, leasehold taxes or other taxes or assessments levied in lieu thereof or in addition thereto), whether imposed by a government authority or agency, or by a special assessment district; any taxes resulting from a reassessment of the Building occasioned by any cause whatsoever, including, without limitation, any reassessment resulting from a conveyance of Landlord's interest in the Land, Building or Common Areas (whether or not such transfer occurs before or after the Commencement Date), or by the determination by a court that any law, regulation, statute, or constitutional provision purporting to limit tax increases is invalid in whole or in part; any non-progressive tax on or measured with respect to gross receipts from the rental of space in the Building; any user fees or charges assessed for any government services which were provided without cost prior to the imposition of Proposition 13; any assessment, tax, fee, charge or levy for any transportation plan, fund or system within the general geographic area of the Building; and, any expenses of Landlord in contesting any of the foregoing or the assessed valuation of the Land, Building or Common Areas. Notwithstanding the foregoing, the definition of "Property Taxes" excludes any net income, franchise, capital stock, estate or inheritance taxes.

        4.3 As soon as practical after the beginning of each Comparison Year, Landlord shall provide Tenant with Landlord's estimate of Property Taxes and Tax Rent for the Comparison Year. During the Comparison Year, Tenant shall pay Landlord's estimated Tax Rent in equal monthly installments on the first day of each month. If the estimated Tax Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, then Tenant shall continue to pay the monthly installments for the prior Comparison Year, if any, and shall retroactively pay any underpayment of estimated Tax Rent payable for the period from the beginning of the Comparison Year until the estimate was provided. As soon as practical after the end of the Base Year, Landlord shall determine the Property Taxes incurred in the Base Year and shall deliver to Tenant a written statement setting forth the same. As soon as practical after the end of each Comparison Year, Landlord shall determine the Property Taxes incurred in the Comparison Year and shall deliver to Tenant a written statement setting forth the same and a calculation of the Tax Rent allocable to Tenant. If Tenant has underpaid its Tax Rent for the Comparison Year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Tax Rent for the Comparison Year, then Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in default, refund the overpayment to Tenant within thirty (30) days of determination.

        4.4 If the value of the improvements in the Premises (regardless of whether such improvements were installed or paid for by Landlord or Tenant, or have been affixed to the real property to become a part thereof) exceed the value of improvements generally prevailing in other leased premises in the Building, then Tenant shall pay to Landlord as Additional Rent all Property Taxes levied on such excess value. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining such excess value, then such records shall be binding on Landlord and Tenant; otherwise, the actual cost of construction shall be determinative.

        4.5 Tenant shall directly pay the taxing authority any tax levied against the personal property or trade fixtures of Tenant in or about the Premises. If Tenant fails to pay such tax before delinquency, then Landlord may pay such tax on behalf of Tenant, and the amount paid shall constitute Additional Rent due Landlord.

        4.6 The calculation and payment of Tax Rent is separate, distinct and shall not be affected by the calculation and payment of either Basic Monthly Rent, Operating Expense Rent or Capital Expense Rent. Any item of cost or expense included as Property Taxes shall not be included as either Operating Expenses or Capital Expenses.


ARTICLE 5 - OPERATING EXPENSE RENT [SEE ADDENDUM]

        5.1 For each Comparison Year, Tenant shall pay to Landlord "Operating Expense Rent", which shall be the Proportional Share of the amount, if any, by which the aggregate annual Operating Expenses for the Comparison Year exceeds the Operating Expenses for the Base Year. Operating Expense Rent is payable in the manner set forth in Article 5.4. If this Lease terminates on a day other than the last day of the Comparison Year, then Operating Expense Rent for the Comparison Year shall be prorated.

        5.2 "Operating Expenses" is defined for purposes of this Lease as all costs and expenses, calculated as if the Building were one hundred percent (100%) occupied and all services were provided to the entire Building, which Landlord or Landlord's managing agent has incurred or will incur (without offset for any revenue derived from any source whatsoever) in the operation, maintenance, repair, improvement, management and administration of the Land, Building and Common Areas, plus a management fee not to exceed five percent (5%) of gross Building and Common Areas revenue.

        5.3 "Operating Expenses" includes, without limitation, costs and expenses for: all wages, salaries, benefits, payroll taxes, other similar government charges and other direct costs of personnel rendering services to the Building, whether or not situated in the Building, including, without limitation, Building managers and their assistants and supervisors, clerical, accounting, and technical services personnel; utility charges and surcharges; janitorial, mechanical, security, landscaping, elevator, waste disposal, alarm maintenance and other Building services; parking facility operation, maintenance and management; labor; lighting; fire/life safety systems; intra-Building telephone network cabling; air-conditioning; heating; ventilating; water and sewage charges; supplies; materials; tools; equipment; uniforms; operation, maintenance and repair of systems and facilities; structural and non-structural repair; business licenses or similar licenses or taxes; insurance premiums, deductibles and related charges, whether required pursuant to this Lease or by any lienholder or encumbrancer; professional fees and other expenses; and the expenses of maintaining a Building management office, with rent imputed at Landlord's scheduled rate for the building containing the office.

        5.4 As soon as practical after the beginning of each Comparison Year, Landlord shall provide Tenant with Landlord's estimate of Operating Expenses and Operating Expense Rent for the Comparison Year. During the Comparison Year, Tenant shall pay Landlord's estimated Operating Expense Rent in equal monthly installments on the first day of each month. If the estimated Operating Expense Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, then Tenant shall continue to pay the monthly installments for the prior Comparison Year, if any, and shall retroactively pay any underpayment of estimated Operating Expense Rent payable for the period from the beginning of the Comparison Year until the estimate was provided. As soon as practical after the end of the Base Year, Landlord shall determine the Operating Expenses incurred in the Base Year and shall deliver to Tenant a written statement setting forth the same. As soon as practical after the end of each Comparison Year, Landlord shall determine the Operating Expenses incurred in the Comparison Year and shall deliver to Tenant a written statement setting forth the same and a calculation of the Operating Expense Rent allocable to Tenant. If Tenant has underpaid its Operating Expense Rent for the Comparison Year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Operating Expense Rent for the Comparison Year, then Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in default, refund the overpayment to Tenant within thirty (30) days of determination.

        5.5 The calculation and payment of Operating Expense Rent is separate, distinct and shall not be affected by the calculation and payment of either Basic Monthly Rent, Tax Rent or Capital Expense Rent. Any item of cost or expense included as Operating Expenses shall not be included as either Property Taxes or Capital Expenses.


ARTICLE 6 - CAPITAL EXPENSE RENT [SEE ADDENDUM]

        6.1 During the Term, Tenant shall pay to Landlord "Capital Expense Rent", which shall be the Proportional Share of any Capital Expenses incurred in the calendar year, or which Landlord has in its discretion elected to amortize in the calendar year. Capital Expense Rent is payable in the manner set forth in
Article 6.3. If this Lease commences or terminates on a day other than the first or last day of a calendar year, Capital Expense Rent for the year shall be prorated.

        6.2 "Capital Expenses" is defined for purposes of this Lease as all costs and expenses which Landlord or Landlord's managing agent has incurred or will incur (without offset for any revenue derived from any source whatsoever, excepting the salvage value of any asset being removed or replaced to facilitate the improvement, modification or addition to the Land, Building, Common Areas and/or the machinery, equipment, and facilities related thereto) in the making or installation of capital improvements, modifications or additions to the Land, Building, Common Areas and/or the machinery, equipment and facilities related thereto, either:

                (a) Required by directive of an insurer or a government, quasi-government or regulatory agency or authority pursuant to either (i) a law or statute enacted after the execution of this Lease, or (ii) an interpretation of an existing law or statute, which interpretation is promulgated after the execution of this Lease;

                (b) Made with the intent and reasonable expectation of reducing Operating Expenses; or

                (c) Deemed reasonably necessary by Landlord to maintain the quality, integrity and/or character of the Land, Building, Common Areas and/or the machinery, equipment and facilities related thereto.

        6.3 As soon as practical after the beginning of each calendar year (or the Term, as the case may be), Landlord shall provide Tenant with Landlord's estimate of the Capital Expenses and Capital Expense Rent for the calendar year. During the calendar year, Tenant shall pay Landlord's estimated Capital Expense Rent in equal monthly installments on the first day of each month. If the estimated Capital Expense Rent for the calendar year is not determined until after the beginning of the calendar year, then Tenant shall continue to pay the monthly installments for the prior calendar year, if any, and shall retroactively pay any underpayment of estimated Capital Expense Rent payable for the period from the beginning of the calendar year until the estimate was provided. As soon as practical after the end of each calendar year, Landlord shall determine the Capital Expenses incurred, allocated or amortized in the calendar year and shall deliver to Tenant a written statement setting forth the same and a calculation of the Capital Expense Rent allocable to Tenant. If Tenant has underpaid its Capital Expense Rent for the calendar year, then Tenant shall pay to Landlord the full amount of such deficiency as Additional Rent. If Tenant has overpaid its Capital Expense Rent for the calendar year, then Landlord shall either credit the overpayment toward Tenant's next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in default, refund the overpayment to Tenant within thirty (30) days of determination.

        6.4 The calculation and payment of Capital Expense Rent is separate, distinct and shall not be affected by the calculation and payment of either Basic Monthly Rent, Tax Rent or Operating Expense Rent. Any item of cost or expense included as Capital Expenses shall not be included as either Property Taxes or Operating Expenses.

ARTICLE 7 - SECURITY DEPOSIT

        7.1 On or before execution of this Lease, Tenant shall deposit with Landlord the Initial Security Deposit. The Initial Security Deposit and any other sums deposited with Landlord pursuant to this Article (collectively "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept or performed by Tenant. From time to time during the Term, Tenant shall deposit additional sums with Landlord so that the total Security Deposit held by Landlord is not less than Tenant's then current Total Monthly Rent. Landlord shall not be required to segregate the Security Deposit from its general funds, refund any Security Deposit except as provided in Article 7.3, or pay Tenant any interest thereon.

        7.2 If Tenant defaults on any obligation hereunder, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of rent or any other sum in default, or to compensate Landlord for any loss or damage which Landlord has suffered or may suffer due to Tenant's default. Tenant shall, upon demand, restore any Security Deposit so used, applied or retained to the amount held by Landlord immediately prior thereto.

        7.3 If Tenant has fully and faithfully performed every provision of this Lease to be performed by Tenant, then, within sixty (60) days of the later of the termination of this Lease or delivery of possession of the Premises to Landlord, Landlord shall return to Tenant (or, at Landlord's option, the last assignee of Tenant hereunder) any Security Deposit which has not been so used, applied or retained. Notwithstanding the foregoing, Landlord may retain all or a portion of the Security Deposit to secure any remaining obligations of Tenant hereunder (including, without limitation, Tenant's obligations pursuant to Articles 4, 5 and 6, which Tenant acknowledges cannot be fully ascertained until as soon as practical after the end of the calendar year). Tenant waives application of the provisions of California Civil Code section 1950.7 in respect hereto.

        7.4 If Landlord transfers, assigns or conveys its interest in the Premises, then Landlord shall be discharged from any liability for the return of Tenant's Security Deposit, provided Landlord transfers all Security Deposit which has not been used, applied or retained to Landlord's successor in interest.


ARTICLE 8 - USE

        8.1 Tenant agrees that the Permitted Use is a material provision of this Lease. Tenant shall use the Premises solely for the Permitted Use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Any consent by Landlord to a change of use by Tenant shall not be deemed a waiver of Landlord's right to withhold its consent to any subsequent proposed change of use.

        8.2 Tenant shall, at Tenant's sole cost and expense, comply with all certificates, rules, directives, orders and regulations of any public authority (including Federal, State, County and Municipal authorities) which concern either the Premises or Tenant's use or occupancy thereof. Tenant shall not use or occupy the Building, Common Areas or Premises in violation of any law, certificate of occupancy, or covenant, condition or restriction and shall discontinue the violating use upon Landlord's demand.

        8.3 Tenant shall not knowingly do or permit to be done anything which will invalidate or increase the cost of any insurance policy covering the Land, Building, Common Areas, or equipment, property and facilities therein. Tenant shall comply with all rules, orders, regulations and requirements of any insurance fire rating bureau or any other organization performing a similar function. Tenant shall, upon Landlord's demand, reimburse Landlord for any additional insurance premium which may be incurred due to Tenant's failure to comply with this Lease.

        8.4 Tenant shall not do or permit to be done anything which will constitute a nuisance, or obstruct, injure, annoy or interfere with the rights of other tenants or occupants of the Building. The Premises shall not be used for any lodging, sleeping, improper, immoral, unlawful or objectionable purpose. Tenant shall not commit waste.


ARTICLE 9 - UTILITIES AND SERVICES

        9.1 Landlord shall provide Tenant with:

                (a) Twenty-four (24) hour access to the Premises, including automated elevator service;

                (b) Electric current for reasonable quantities of standard fluorescent lighting and receptacles; and water for lavatory and drinking purposes;

                (c) Heat, ventilation, or air conditioning as may be required for the comfortable use and occupation of the Premises during Business Hours;

                (d) Reasonable access and use of Landlord's intra-Building telephone network cabling;

                (e) Janitorial services five (5) days a week, excluding holidays; and

                (f) Security services to the extent and during such times as are determined by Landlord.

        9.2 Notwithstanding the provisions of Article 9.1, Landlord may, subject to the provisions of Articles 13.1 and 13.2: restrict access to the Premises while making any repairs, alterations or improvements to the Premises, Common Areas or Building; make reasonable nondiscriminatory changes to the access, utilities and services Landlord is obligated to provide hereunder; make such changes in the access, utilities and services Landlord is obligated to provide hereunder as may be reasonable and necessary to comply with any government restriction, requirement or standard relating thereto; or prevent access, or curtail utilities or services to the Land, Building, Common Areas or Premises during any invasion, mob, riot, public excitement or other circumstances rendering such action advisable, in Landlord's reasonable opinion.

        9.3 If Tenant either:

                (a) Requires or uses more utilities or services than generally used by other tenants in the Building;

                (b) Requires utilities or services that are not generally provided to the Building during non-Business Hours; or

                (c) Has special water, electric, cooling or ventilation needs due to concentration of personnel, or the use of office equipment, devices or machines which consume power or generate heat in excess of a personal computer or electric office typewriter (which may include, without limitation, communications equipment, main-frame or mini-computers, or photocopiers);

then Tenant shall pay, as Additional Rent, the charge for such use, as determined by Landlord. Landlord may further require Tenant, at Tenant's sole cost and expense, to install separate circuitry, cabling or meters to accommodate and/or measure Tenant's demand.

        9.4 Except as expressly provided elsewhere in this Lease, Landlord shall not be liable for any loss or damage to Tenant or Tenant's employees, or their respective property or business, and Tenant shall not be entitled to any abatement or reduction of rent as a result of Landlord's failure to provide access, utilities or services that Landlord is required to provide hereunder, when such failure is due to any cause beyond Landlord's reasonable control (including, without limitation, accident, breakage, repairs, shortage of materials or supplies, strike, lockout, boycott, labor dispute, fire, earthquake, acts of God, rioting, insurrection, war, government action, and acts of public enemy).


ARTICLE 10 - PARKING LICENSE [SEE ADDENDUM]

        10.1 Tenant shall have a revocable license to park, in common with other tenants, up to Tenant's Parking Allotment of automobiles in the parking facilities of the Building, subject to the following:

                (a) Tenant shall pay Landlord or Landlord's agent, the regularly scheduled parking rates at such time and in such manner as Landlord or Landlord's agent may, from time to time, establish for tenants of the Building;

                (b) Tenant shall not be in default under any Term or condition of this Lease;

                (c) Tenant shall abide by any rules and regulations for use of the parking facilities that Landlord or Landlord's agent establishes from time to time, and otherwise use the parking facility in a safe and lawful manner;

                (d) Tenant and Tenant's employees, contractors and invitees may be required to use attended or tandem parking;

                (e) No bailment shall be created hereunder or by any use of the parking facility;

                (f) Tenant and Tenant's agents, servants, employees, successors or assigns each hereby releases Landlord and Landlord's agents, servants, employees and independent contractors from all claims for loss or damage (including, without limitation, vandalism and theft) arising out of or related to use of the parking facility; and

                (g) Tenant shall have this revocable license, only, and no estate shall be conveyed to Tenant under this Article.

If Tenant violates any of the terms and conditions of this Article, or fails to use the parking facility in accordance with the terms of this Article and this Lease, then Landlord may revoke this license to the extent that Landlord deems reasonable and necessary, without liability to Tenant. Tenant's license shall otherwise be revoked and terminate concurrently with the termination of this Lease.


ARTICLE 11 - REPAIRS

        11.1 Except as provided in Article 11.2, Tenant shall, at Tenant's sole cost and expense, keep the Leasehold Improvements in good condition and repair. Tenant shall exclusively use Landlord or Landlord's approved contractors for all work related to the Mechanical Systems or intra-Building telephone network cabling which are a part of the Leasehold Improvements.

        11.2 Landlord shall repair and maintain all parts of the Land, Building or Common Areas which do not constitute the Leasehold Improvements. Notwithstanding the foregoing, if any such maintenance or repair is caused in part or in whole by the negligence or willful misconduct of Tenant, its agents, servants, employees, licensees or invitees, then Tenant shall directly reimburse Landlord (as Additional Rent) the reasonable cost for such maintenance and repairs. If Landlord reasonably believes damage to the Land, Building or Common Areas is being caused by Tenant, its agents, servants, employees, licensees or invitees (whether an isolated incident or a continuous course of conduct, and whether by an individual or group), then upon receipt of written notice from Landlord, Tenant shall take reasonable action to prevent any additional or future damage and Tenant's failure to do so shall be a material breach of this Lease.


ARTICLE 12 - CONDITION OF PREMISES

        12.1 Subject to any provisions of this Lease concerning the making of Leasehold Improvements in the Premises (if any), by taking possession of the Premises hereunder, Tenant accepts the Premises as being in good order, condition and repair (excepting only latent defects and items noted on a punch-list executed by both Landlord and Tenant prior to occupancy), and otherwise as is, where is and with all faults. Except as may be expressly set forth in this Lease, Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of either for the conduct of Tenant's business.

        12.2 Upon the expiration of the Term or earlier termination of this Lease, Tenant shall relinquish possession of the Premises to Landlord inclusive of all Leasehold Improvements and Alterations (unless Landlord has either permitted removal of the same in writing, or required removal of an Alteration as a condition of making such Alteration) and otherwise in the same condition as received, ordinary wear and tear excepted, free of all trash and rubbish, and in broom clean condition. Landlord may dispose of any personal property remaining in the Premises in accordance with California Civil Code section 1980, et seq., and shall be entitled to recover all costs and expenses provided therein, including Landlord's reasonable attorneys' fees and costs.


ARTICLE 13 - ENTRY BY LANDLORD

        13.1 Provided Landlord uses commercially reasonable efforts to minimize interference with Tenant's business and advises Tenant an appropriate period in advance of same, Landlord shall have the right to enter the Premises to inspect the Premises, show the Premises to prospective purchasers or tenants, and make alterations, improvements or repairs (including construction required by the character of the work). No advance notice shall be required for Landlord to supply janitorial services or to post legal notices.

        13.2 Notwithstanding the provisions of Article 13.1, Landlord shall be entitled to enter the Premises without advising Tenant in advance or making the required effort to minimize interference with Tenant's business when Tenant is in default of this Lease, or in an "Emergency" (which shall be any circumstance which may threaten or endanger the Building, or health or property of Landlord, other tenants, occupants or the general public, or result in a liability or loss to Landlord).

        13.3 Landlord shall at all times have a key with which to unlock all of the doors in and to the Premises, excepting Tenant's vaults and safes. If Tenant changes locks on any doors without Landlord's prior written consent, Landlord shall have the right to enter the Premises, change, remove and/or replace such locks, repair any damage and restore the Premises, and charge Tenant as Additional Rent all expenses incurred in accomplishing the foregoing.

        13.4 Except as expressly provided elsewhere in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to, or interference with Tenant's business arising from any entry performed by Landlord in a good faith attempt to comply with the terms of this Article. Any such good faith entry shall not constitute an eviction, or a forcible or unlawful entry or detainer of the Premises.

ARTICLE 14 - ALTERATIONS & RENOVATIONS

        14.1 All alterations, additions, decorations or improvements made by or on behalf of Tenant in or to the Premises except Tenant Improvements ("Alterations"), shall require Landlord's prior written consent. Tenant shall give Landlord ten (10) days' prior written notice of Tenant's desire to make Alterations. Landlord may impose any reasonable condition upon issuing Landlord's consent (including, without limitation: requiring Tenant to remove Alterations at the end of the Term and restore the Premises to the condition prior to Alterations having been made [reasonable wear and tear excepted]; obtaining the consent of any mortgagee, encumbrancer, lender or ground lessee; providing Landlord with working drawings, as-built CAD drawings, specifications, and estimated costs; providing Landlord with verification of all required permits or approvals; and, obtaining a lien and completion bond).

        14.2 Tenant shall use Landlord's designated contractors for all Alterations affecting basic Building mechanical, electrical, plumbing, fire/life safety, intra-Building telephone network cabling, heating, ventilation and air-conditioning systems; and, shall otherwise use licensed, qualified contractors and subcontractors which shall carry course of construction, products liability, completed operations, worker's compensation and public liability insurance in amounts satisfactory to Landlord, naming Landlord as an additional insured. Alterations shall be performed at the times and in the manner specified by Landlord, and shall not interfere with access or use of the Common Areas or other premises. Alterations shall be performed in full compliance with all laws, rules and/or directives of any government or regulatory agency or authority; and, if any such government or regulatory agency or authority requires any improvements, modifications, additions or alterations to any part of the Base Building, as a result of the Alterations, then the same shall be made by Tenant at Tenant's sole cost and expense.

        14.3 All permanent improvements to the Premises, Leasehold Improvements and Alterations (including, without limitation, floor and wall coverings, blinds, drapes, cabinets, shelving, doors, locks, paneling and the like) which Landlord has not required Tenant to remove at the end of the Term shall become the property of Landlord upon the termination of this Lease and shall be relinquished with the Premises.

        14.4 Landlord may require Tenant to immediately remove any Alterations not made in accordance with this Article, and restore the Premises to the condition immediately prior to the Alterations' having been made (reasonable wear and tear excepted). If Tenant either fails to immediately remove Alterations not made in accordance with this Article after Landlord's demand, or fails at the end of the Term to remove Alterations which Landlord required to be removed at the end of the Term as a condition of issuing Landlord's consent to the making of such Alterations, then Landlord may perform such removal and restore the Premises, at Tenant's sole cost and expense, to the condition immediately prior to the Alterations having been made (reasonable wear and tear excepted).

        14.5 All Alterations, removal of Alterations and restoration of the Premises which Landlord is reasonably required to perform or supervise are subject to Landlord's charge, as Additional Rent, for all costs and expenses of such performance and supervision (including, without limitation, review of plans or work by Landlord's architect, engineer or other consultant), plus a supervision fee payable to Landlord in the amount of fifteen percent (15%) of the cost of such work.

        14.6 During the Term, Landlord may renovate, improve, alter, or modify the Building, Common Areas, Premises or Leasehold Improvements ("Renovations"), although nothing herein shall be construed to obligate Landlord to make such Renovations, except as expressly set forth in this Lease. In connection with any Renovations, Landlord may erect scaffolding or other necessary structures, limit or eliminate access to portions of the Building, Common Areas or Premises, or perform work which may create noise, dust or debris. Tenant hereby agrees that, except as expressly provided in this Lease (in particular, Article 22), such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent, and Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by the Renovations.

ARTICLE 15 - HAZARDOUS MATERIALS

        15.1 Tenant shall neither create, bring into nor store in the Building, Common Areas or Premises any hazardous waste or hazardous materials (defined as any substance, material, emission, discharge or waste defined as "hazardous", "toxic", or a "pollutant" or "contaminant" under any local, state or federal government law, statute, code, order or regulation for the protection of health, safety or the environment). Tenant shall comply with all laws, regulations, recommendations or orders promulgated by any government, quasi-government or regulatory agency or authority, or the manufacturer of hazardous waste or materials with regard to maintenance of records, and its handling, storage and disposal. Upon Landlord's request, Tenant shall supply Landlord with a copy of any record or certificates required to be maintained by Tenant concerning hazardous materials or waste.


ARTICLE 16 - LIENS

        16.1 Tenant shall keep the Land, Building and Premises free from any liens resulting from work performed, materials furnished or obligations incurred by, or on behalf of Tenant. Tenant shall promptly discharge any such lien by bond or otherwise. If Tenant fails to promptly discharge any such lien after Landlord's demand, then Landlord may discharge the lien and charge Tenant as Additional Rent all costs and expenses reasonably incurred by Landlord to do so, including attorneys' fees and costs.


ARTICLE 17 - BROKERS

        17.1 Tenant warrants that no broker, agent, finder, person or entity, other than Procuring Broker, was instrumental in negotiating or consummating this Lease, or might be entitled to a commission or compensation in connection with the execution of this Lease. Tenant shall indemnify and hold Landlord harmless from any claim, damages, costs and expenses, including attorneys' fees and costs, resulting from any claim that may be asserted against Landlord by any broker, agent, finder, person or entity other than Procuring Broker which is not disclosed by Tenant to Landlord in writing prior to entering into this Lease, or who claims a right to compensation through Tenant.


ARTICLE 18 - INSURANCE

        18.1 Throughout the Term, Landlord shall provide, maintain and keep in force:

                (a) Commercial general liability insurance for personal injury, bodily injury (including death), and property damage, with limits of not less than Five Million Dollars ($5,000,000.00) for any one accident or occurrence, which limits may be satisfied by Landlord by the maintenance of a blanket policy (or policies), including excess or umbrella policies, meeting or exceeding such amount;

                (b) All risk insurance or fire insurance (with standard extended coverage endorsement perils, leakage from fire protection devices and water damage) covering the full replacement cost of the Building, Common Areas and all fixed improvements therein, except those fixtures, furnishings, Leasehold Improvements, equipment and other property which Tenant is required to insure pursuant to
                        Article 18.2, subparagraphs (b), (c), (d) and (e);

                (c) Insurance for loss of rental income or insurable gross profits covering such perils set forth in subparagraph
                        (b) in such amounts as Landlord prudently elects to maintain;

                (d) Boiler and machinery insurance in such amounts as Landlord prudently elects to maintain; and

                (e) Such other insurance (including earthquake or other change in condition) as Landlord elects, in its sole discretion, to obtain.

Each policy of insurance provided or maintained by Landlord hereunder may contain such deductibles, uninsured gaps, exclusions or such other terms and conditions as Landlord prudently determines to be commercially reasonable and sufficient, provided such terms are generally available at a commercially reasonable price in the area in which the Building is located.

        18.2 Throughout the Term, Tenant shall provide, maintain and keep in force:

                (a) Commercial general liability insurance for personal and bodily injury, including death and property damage, with respect to Tenant's use and occupancy of the Premises, Common Areas and Building, and the business carried on by Tenant therein, with limits of not less than Two Million Dollars ($2,000,000.00) for any one accident or occurrence, with Landlord named as an additional insured, containing cross-liability and severability of interests clauses, and on an occurrence (and not claims made) form;

                (b) All risk or fire insurance (with standard extended coverage endorsement perils, theft, vandalism, explosion, falling plaster, steam, gas, electricity, water, rain, elements of nature, water damage or dampness, and leakage from any part of the Building or Land [including fire protection devices, pipes, appliances and other plumbing]) covering the full replacement cost of the Leasehold Improvements and Tenant's fixtures, furnishings, equipment, inventory, stock-in-trade;

                (c)     Insurance covering those items set forth in subparagraph
                        (b) against loss or damage due to earthquake (or change in condition);

                (d) Insurance for loss of income or insurable gross profits covering such perils set forth in subparagraphs (b) and
                        (c), in such amounts as Tenant prudently determines is commercially reasonable and sufficient; and

                (e) Any insurance which may be required pursuant to any local, state or federal government law, statute or regulation (including, without limitation, workers' compensation insurance).

Notwithstanding the foregoing, Tenant may elect to self-insure the coverage required pursuant to subparagraphs (c) and (d), above; however, Tenant's election to self-insure such coverage shall not impair the waivers of subrogation and recovery set forth in Article 18.4, below. Notwithstanding the above, Landlord may reasonably and prudently change the insurance requirements set forth herein (including, without limitation, requiring additional coverage or types of insurance), provided that insurance to meet such changed requirements is generally available at a commercially reasonable price in the area in which the Building is located.

        18.3 On or before Tenant's use or occupancy of the Premises for any purpose and from time to time during the Term, Tenant shall provide Landlord with copies of such policies, certificates or other proof necessary for Landlord to verify that the required insurance coverage has been obtained, is in full force and effect and that the premiums have been paid thereon. All policies shall contain an undertaking by the insurer to notify Landlord (and any mortgagees or ground lessors designated by Landlord) in writing not less than thirty (30) days prior to any material change, reduction, cancellation or other termination of coverage required hereunder. Replacement policies or certificates shall be furnished to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. Landlord's failure to request evidence of coverage shall not constitute a waiver of any of Landlord's rights hereunder or Tenant's obligation to so insure.

        18.4 Insurance to be provided and maintained by either party pursuant to
Article 18.1, subparagraphs (b), (c) and (d) (and [e], to the extent of earthquake and other change of condition insurance), and Article 18.2, subparagraphs (b), (c) and (d) shall include a clause or endorsement whereby the insurer waives its right of subrogation against the other party; and Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards required to be covered by insurance which is required to contain such a waiver of subrogation, to the extent of the injury or loss required to be covered thereby.


ARTICLE 19 - INDEMNIFICATION

        19.1 Subject to the waivers of subrogation and liability set forth in
Article 18.4, Tenant shall indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses, including attorneys' fees, whether for personal injury, theft, property damage or otherwise, due to or arising from:

                (a) Any accident, act or omission (whether or not related to Tenant's use of the Premises or conduct of business therein) occurring in, or originating or emanating from the Premises, except to the extent caused by the negligence or willful misconduct, or breach or non-performance described in Article 19.2, subparagraph
                        (b) or (c);

                (b) The negligence or willful misconduct of Tenant, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Tenant would normally be expected to exercise control, whether in or about the Land, Building, Common Areas, Premises, or parking facility; or

                (c) Tenant's breach or non-performance of any provision of this Lease.

If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from the Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

        19.2 Subject to the waivers of subrogation and liability set forth in
Article 18.4, Landlord shall indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses, including attorneys' fees, whether for personal injury, theft, property damage or otherwise, due to or arising from:

                (a) Any accident, act or omission in or about the Land, Building, and Common Areas, except to the extent caused by any accident, act or omission, negligence or willful misconduct, or breach or non-performance described in
                        Article 19.1, subparagraphs (a) through (c);

                (b) The negligence or willful misconduct of Landlord, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Landlord would normally be expected to exercise control, whether in or about the Land, Building, Common Areas, Premises, or parking facility; or

                (c) Landlord's breach or non-performance of any provision of this Lease.

If any action or proceeding is brought against Tenant by reason of any such claim, then Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.


ARTICLE 20 - DAMAGE OR DESTRUCTION

        20.1 If the Leasehold Improvements are damaged or destroyed by any cause, then Tenant shall, at Tenant's sole cost and expense, promptly repair, replace and restore the Leasehold Improvements to at least the condition existing prior to the damage (reasonable wear and tear excepted) during which time this Lease shall remain in full force and effect, subject to Article 22.

        20.2 If any portion of the Land, Building or Common Areas (excepting the Leasehold Improvements) reasonably necessary for Tenant's access, use or occupancy of the Premises is damaged or destroyed by any cause, then:

                (a) Within thirty (30) days after the event of damage or destruction, Landlord shall assess the damage, determine how long repairs will take and promptly thereafter provide Tenant with written notice of the same (however, if more than thirty (30) days are reasonably required to so assess the damage and determine the length of time for repair, then Landlord shall not be in default hereunder if Landlord commences such assessment and determinations within said thirty (30) day period and otherwise diligently proceeds with such assessment and determinations, and promptly provides Tenant with written notice of the same).

                (b)     If the event such damage or destruction either:

                        (i) Is uninsured by Landlord (and not required to be insured by Landlord pursuant to Article 18.1), or

                        (ii) Cannot, in Landlord's reasonable opinion, be repaired within one hundred eighty (180) days after the occurrence of such damage or destruction,

                        then Landlord may terminate this Lease upon at least thirty (30) days' prior written notice to Tenant, the Lease to remain in full force and effect through the specified termination date, subject to Article 22; otherwise, Landlord shall proceed with repairs during which time this Lease shall remain in full force and effect, subject to Articles 20.3 and 22.

        20.3 Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to repair or restore damage or destruction described under Article 20.2 when it occurs during the last twelve (12) months of the Term; however, if Landlord so elects not to repair or restore and the damage or destruction either:

                (a) Substantially adversely affects Tenant's use of all or a material part of the Premises, or

                (b)     Prevents Tenant's reasonable access to the Premises,

then, in addition to Tenant's rights under Article 22, Tenant shall have the right to terminate this Lease upon at least thirty (30) days' prior written notice to Landlord, which notice shall be given within fifteen (15) days after receipt of Landlord's election not to repair or restore.

        20.4 If the damage or destruction is insured (or required to be insured or self-insured) by Tenant pursuant to Article 18.2 and either Landlord or Tenant elect to terminate this Lease pursuant to Article 20.2(b), 20.3 or 22, then Tenant shall assign to Landlord its right to receive the benefits under such insurance for the repair and restoration of the Leasehold Improvements, and directly pay Landlord any deductible under such policy (and any other uninsured amounts). If the damage or destruction is uninsured (and not required to be insured or self-insured) by Tenant pursuant to Article 18.2 and either Landlord or Tenant elect to terminate this Lease pursuant to Article 20.2(b), 20.3 or 22, then Tenant shall pay to Landlord the lesser of:

                (a) The cost of repairing the damage or destruction of the Leasehold Improvements; or

                (b) The unamortized value of the Leasehold Improvements on the effective date of termination (assuming the value of the Leasehold Improvements in the Premises at the inception of the Lease was amortized over the term, with interest at the rate set forth in Article 35.11, in equal monthly installments).

        20.5 Tenant hereby waives the application of California Civil Code sections 1932(2) and 1933(4), to the extent contrary to the provisions of Articles 20 and 22 of this Lease.


ARTICLE 21 - EMINENT DOMAIN

        21.1 If all or any portion of the Land, Building, Common Areas or Premises is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain (or sold in lieu of such taking), then:

                (a) If such taking or sale substantially interferes with Tenant's use and occupancy of the Premises, then this Lease shall terminate on the date of surrender or sale to said authority; or

                (b) If such taking or sale does not substantially interfere with Tenant's use and occupancy of the Premises, then Landlord may either terminate this Lease or restore the Premises to substantially the same condition prior to such partial taking, and Tenant's Total Monthly Rent shall be abated with respect to that portion of the Premises rendered unusable for the conduct of Tenant's business therein as a result of the taking or sale, for the period of time that such portion is so rendered unusable.

        21.2 Tenant shall not assert any claim for the taking of any interest in this Lease, the Land, Building, Common Areas or Premises and Landlord shall be entitled to receive the entire amount of any award without deduction or offset for any estate or interest of Tenant; however, Tenant shall be entitled to bring a separate action for relocation expenses, and damages to Tenant's personal property, trade fixtures and goodwill. Tenant hereby waives the application of California Code of Civil Procedure section 1265.130.


ARTICLE 22 - INTERRUPTION OF USE

        22.1 If either use of the Premises is substantially adversely affected or reasonable access to the Premises is prevented as a result of:

                (a) An event of damage or destruction as described in Articles 20.1 and 20.2, excepting only damage or destruction caused by the gross negligence or willful misconduct of Tenant;

                (b)     A Taking (as defined in Article 21);

                (c) The failure of Landlord to repair or maintain the Building or Common Areas to the extent required pursuant to Article 11;

                (d) The failure of Landlord to provide utilities or services which Landlord is obligated to provide pursuant to
                        Article 9 (provided that such failure is not caused by the public utility providing service to the Building); or

                (e)     Renovations (as defined in Article 14);

then, such event shall constitute an "Interruption" hereunder.

        22.2 If an Interruption occurs and continues for a period of at least five (5) consecutive business days, then Tenant's Total Monthly Rent shall be abated from the sixth (6th) business day until use of the Premises is no longer so substantially and adversely affected and reasonable access to the Premises exists, provided, however, that:

                (a) Any abatement of rent hereunder shall be prorated to reflect that portion of the Premises that is actually rendered unusable for the conduct of business therein for the period of time such portion is so rendered unusable, and shall not be afforded Tenant to the extent that Tenant uses the Premises for the conduct of business therein;

                (b) No abatement of rent hereunder shall be afforded Tenant for any period of time which Tenant has not complied with its obligations under Article 20.1, provided that abatement of rent is solely available under the provisions of Article 20.1; and

                (c) Notwithstanding the Permitted Use, no abatement of rent shall result from any inability of Tenant to use the Premises because of Tenant's unique use of the Premises as other than general administrative offices.

Such period to which Tenant shall be entitled to abatement of Total Monthly Rent hereunder shall constitute the "Interruption Period." Landlord shall advise Tenant of Landlord's reasonable estimate of the Interruption Period (based upon taking commercially reasonable action in response to such Interruption), as soon as reasonably practicable or as otherwise required under this Lease.

        22.3 In addition to Tenant's rights under Article 22.2, if the Interruption Period is reasonably estimated by Landlord to continue for a period exceeding one hundred eighty (180) days, then Tenant may, within fifteen (15) days after receipt of Landlord's estimate, elect to terminate the Lease upon thirty (30) days' prior written notice. Notwithstanding the foregoing, this Lease shall not be terminated if Landlord elects to take such additional action not otherwise required under this Lease within said thirty (30) day period which will result in the restoration of Tenant's reasonable access to, and use of the Premises within said one hundred eighty (180) day period. If Tenant does not elect to terminate this Lease within such fifteen (15) day period, Landlord shall not be liable to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated Interruption Period, provided that the Interruption Period was reasonably estimated by Landlord and Landlord diligently commenced and pursues such repairs and restoration to completion.


ARTICLE 23 - SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

        23.1 Subject to the provisions of Article 23.2, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, and to any and all renewals, modifications, consolidations, replacements, substitutions and extensions thereof, as if the mortgage, trust deed or other encumbrance and all of its renewals, modifications, consolidations, replacements, substitutions and extensions had been executed, delivered and recorded prior to execution of this Lease.

        23.2 In the event of the termination of any ground lease or underlying lease, or the foreclosure of any mortgage, trust deed or other encumbrance, or upon a transfer or conveyance in lieu of such foreclosure, then so long as the Lease is then in full force and effect and Tenant is not in default under any of the terms, covenants or conditions of the Lease, Tenant agrees to attorn to and accept any such successor owner as lessor under the Lease and to be bound by and perform all of the obligations imposed by the Lease, and successor owner will not disturb the possession of Tenant and will be bound by and perform all of the obligations of Landlord, except that successor owner will not be liable for: any act, omission or default of Landlord, or be subject to any claims, offsets, defenses, credits or deductions which Tenant might have against Landlord; any rent, additional rent or other sum Tenant paid to Landlord more than one (1) month in advance, or by any security deposit, cleaning deposit or other prepaid charge Tenant paid to Landlord and not held by or paid over to successor owner; any conflict between the provisions of the Lease and any other lease affecting the Building or Project; or, constructing or completing any improvements to the Premises, Building or Project required under this Lease, whether prior to or during the Term, or in connection with any renewal, extension or expansion hereof.

        23.3 Tenant shall, within five (5) business days after receipt of Landlord's written request, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination, nondisturbance and attornment pursuant to this Article. Tenant waives the provisions of any current or future statute, rule or law contrary to the provisions of this Article which may give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any the foreclosure of any mortgage, trust deed or other encumbrance, or upon a transfer or conveyance in lieu of such foreclosure.


ARTICLE 24 - OFFSET STATEMENT

        24.1 Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing setting forth Tenant's certification of the following: that this Lease is unmodified (or, if modified, the nature of such modification) and is in full force and effect; the extent to which rental or other charges have been prepaid; and that Landlord, to Tenant's knowledge, has not failed to cure any default of Landlord of this Lease (or specifying such uncured defaults, if any are claimed). Tenant's failure or refusal to execute and deliver such a statement within ten (10) days after receipt of Landlord's request shall be conclusive upon Tenant that: this Lease is in full force and effect, without modification (except as may be represented by Landlord); except as provided in this Lease, not more than one month of rent has been paid in advance, and not more than one month of security deposit is being held by Landlord; and, there are no uncured defaults of Landlord. Tenant acknowledges that such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the Land, Building or Premises.

ARTICLE 25 - BUILDING PLANNING [DELETED]


ARTICLE 26 - ASSIGNMENT AND SUBLETTING

        26.1 Unless Tenant has obtained the prior written consent of Landlord (which may only be denied by Landlord upon a commercially reasonable ground), Tenant shall not pledge, sell, transfer, hypothecate, encumber or assign this Lease or Tenant's interest therein, sublet all or any part of the Premises, or permit occupancy or the conduct of business in any or all of the Premises by anyone other than Tenant. Any assignment, sublease, sale, mortgage, pledge, encumbrance or transfer by Tenant or such other party made in contravention of this Article shall be void and of no force or effect.

        26.2 If Tenant proposes to assign this Lease or to sublet all or any portion of the Premises, then Tenant shall give Landlord written notice of Tenant's intent to so assign or sublet at least thirty (30) days' prior to the proposed effective date of the assignment or sublease. The notice shall include, with respect to each proposed assignee or subtenant: name and address; terms and conditions of the proposed assignment or sublease; a detailed statement of facts about the nature of the proposed use of the Premises and the proposed assignee's or subtenant's business experience; a balance sheet showing financial condition as of a date within ninety (90) days prior to the date of the notice; statements of income, profit and loss for the last two (2) complete fiscal years; bank and credit references; and, such other and further information as Landlord may reasonably require.

        26.3 If Tenant proposes to assign this Lease or sublet substantially all of the Premises for substantially all of the remaining Term of this Lease to a party other than Tenant's Affiliate, then during the thirty (30) day period immediately following Landlord's receipt of Tenant's notice pursuant to Article 26.1, Landlord shall have the right to terminate this Lease in its entirety, after which Tenant shall have no further obligation to Landlord under this Lease, except for matters occurring or obligations arising prior to the effective date of termination. Landlord shall exercise Landlord's right to terminate by giving Tenant written notice of same, such notice to specify the effective date of termination (which shall be the later of either: the effective date of the assignment or sublease proposed by Tenant; or a date specified by Landlord which is no less than thirty (30) days, but no more than sixty (60) days after Tenant's receipt of Landlord's notice to terminate). Landlord reserves the right, after electing to terminate as provided herein, to acquire the Premises for its own use, or enter into a Lease with another tenant or the proposed assignee or subtenant on such terms and conditions as in Landlord's sole discretion, without Tenant being entitled to any portion of the profit which Landlord may realize as a result of such termination and reletting.

        26.4 If Landlord does not exercise its termination right set forth in
Article 26.3, then Landlord shall, within such thirty (30) day period following receipt of Tenant's notice pursuant to Article 26.2, notify Tenant that Landlord either grants or denies its consent for Tenant to proceed to assign or sublet on the terms and conditions contained in Tenant's notice. Landlord's failure to timely exercise its termination rights pursuant to Article 26.3 or timely deny consent shall be deemed approval to assign or sublet on the terms and conditions contained in Tenant's notice, but only to the extent that the represented terms and conditions do not conflict with the terms and conditions of this Lease. Landlord may deny consent to assign or sublet upon any commercially reasonable ground, including, but not limited to, the following:

                (a) The proposed assignee or subtenant is an existing Tenant of Landlord in the Building or any other Building owned or managed by Landlord in the Los Angeles/Orange County Metropolitan Area, or has negotiated with Landlord concerning the leasing of Premises from Landlord within the prior one hundred twenty (120) days;

                (b) The financial strength of the proposed assignee or subtenant, in Landlord's opinion, is insufficient to enable it to meet its proposed financial obligations;

                (c) If Tenant is to relocate, the financial strength of Tenant after the proposed assignment or sublease and relocation would be insufficient to enable it to meet its financial obligations under this Lease;

                (d) The proposed use, or reputation or character of the proposed assignee or subtenant is not in keeping with the nature of the Building or may adversely affect the operation, insurability, or reputation of the Building;

                (e) The proposed use of the Premises is materially different than the Permitted Use; or

                (f) The proposed use of the Premises conflicts with any other existing agreements between Landlord and other tenants concerning the Land, Building, Common Areas or Premises;

                (g)     {Deleted}.

If Landlord denies consent to assign or sublet, Tenant waives the right to terminate this Lease pursuant to California Civil Code section 1995.310(b).

        26.5 Fifty percent (50%) of any consideration, including rents, received by or on behalf of Tenant from such assignment or sublease in excess of Total Monthly Rent shall be payable to Landlord upon receipt by Tenant as Additional Rent. Notwithstanding the foregoing, Tenant shall be entitled to recapture from any such excess consideration Tenant's costs and expenses for brokerage commissions, advertising to sublet or assign and shared services (including, without limitation, expenses of a shared receptionist, library, telephone system, photocopier, or other similar office expense).

        26.6 Any allowances, concessions, rights to acquire additional Premises, rights to extend or renew, options, parking discounts or any other similar concessions or consideration set forth in this Lease and any addenda or amendments thereto are expressly understood to be solely for the benefit of the original Tenant and shall be null, void and of no force or effect as of the effective date of any assignment or subletting; however, this shall not be deemed to retroactively nullify or void any allowances, concessions, rights or options actually disbursed, made or exercised prior to such effective date.

        26.7 Any advertisement, publicity or other public solicitation of any assignment or subletting of the Premises shall require Landlord's prior written approval.

        26.8 Any permitted assignment or subletting of the Premises shall not act to release Tenant or any subsequent assignor or sublessor from any liability under this Lease, and Tenant shall cause any assignee to execute an agreement with Landlord upon a form furnished by Landlord binding the assignee or sublessee to all the terms of this Lease without relieving Tenant of any liability hereunder. As security for Tenant's obligations under this Lease, Tenant assigns to Landlord the right to collect all rent resulting from any assignment or sublease of the Premises in the event of Tenant's default; and Landlord (as assignee and attorney-in-fact for Tenant, or as a receiver for Tenant appointed on Landlord's application, may upon written notice to Tenant and subtenant or assignee, thereafter collect and apply such rent toward the satisfaction of Tenant's obligations under this Lease. Tenant shall pay a reasonable processing fee to Landlord for each assignment or sublease submitted to Landlord, not to exceed Five Hundred Dollars ($500.00).

        26.9 Unless Tenant is a corporation whose stock is traded through a recognized United States exchange, any of the following shall be deemed to be a voluntary assignment requiring Landlord's consent: a change in business status or organization, dissolution, merger, consolidation or other reorganization of Tenant (either voluntarily or pursuant to any provision of the Bankruptcy Act); the sale or other transfer of a controlling share of the voting capital stock of Tenant; or, the sale of fifty-one percent (51%) or more of the interests of Tenant. However, if Tenant is a corporation whose stock is traded through a recognized United States exchange, then, provided Tenant is not in default hereunder, Tenant may assign this Lease or sublet the Premises to a corporation into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, or to any corporation or other entity which controls or is controlled by the Tenant or is under common control or affiliated with the Tenant. Tenant shall notify Landlord of any such assignment or sublease in accordance with Article 34 of this Lease and concurrently provide Landlord with the same financial information as required in
Article 26.2 with respect to any proposed assignee or sublessee.

        26.10 Notwithstanding anything to the contrary contained in Article 26 of this Lease, and provided Tenant is not in default of this Lease with all applicable notices having been given and cure periods having expired, Tenant may assign this Lease or sublet the Premises without Landlord's prior consent to "Tenant's Affiliate" defined as: to a corporation into or with which Tenant is merged or consolidated; to a corporation into which all or substantially all of Tenant's assets are transferred; to any corporation or other entity which controls or is controlled by Tenant; or, to a corporation controlled by Tenant's parent corporation to the same extent as Tenant is controlled by such parent corporation. Tenant shall, nevertheless, notify Landlord of any such assignment or sublease in accordance with Article 34 of this Lease and provide Landlord with the same information regarding the assignee or transferee required by
Article 26.2, herein.


ARTICLE 27 - BANKRUPTCY AND INVOLUNTARY ASSIGNMENT

        27.1 Any of the following acts or occurrences with respect to either Tenant or any guarantor of this Lease shall constitute an involuntary assignment: filing a petition under Chapter 7, 10, 11 or any other provision of the Bankruptcy Act now or hereafter in effect; making an assignment for the benefit of creditors; being adjudicated bankrupt in involuntary bankruptcy proceedings, unless the judgment is vacated within sixty (60) days from entry; becoming insolvent (reflected by either a written admission of inability to meet current obligations, actual inability to meet current obligations, or liabilities exceeding assets); appointment of a receiver or trustee for any property, unless the appointment is set aside or vacated within sixty (60) days after entry; attachment or execution upon any property (including, without limitation, this Lease) unless the attachment or execution is removed within sixty (60) days after levy; or transfer or assignment of this Lease by operation of law (including, without limitation, transfer by will or intestacy).

        27.2 An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to terminate this Lease. This Lease shall not be treated as an asset of Tenant and neither Tenant nor any person claiming through or under Tenant (or by virtue of any statute or order of any court) shall be entitled to possession of the Premises, which shall be forthwith surrendered to Landlord. Landlord shall be entitled to recover damages at least in the amounts set forth in Article 31 of this Lease; however, nothing herein shall limit or prejudice the right of Landlord to seek any other damages allowed by any applicable statute or rule of law.

ARTICLE 28 - FINANCIAL STATEMENTS

        28.1 If Tenant is in default of this Lease, or Landlord is proposing to convey, finance or refinance Landlord's interest in the Land, Building or Common Areas, then Landlord shall have the right to require Tenant to furnish Landlord with financial statements prepared by a Certified Public Accountant according to generally recognized accounting principles showing Tenant's financial condition as of a date not more than ninety (90) days prior to submission to Landlord.


ARTICLE 29 - HOLDING OVER

        29.1 Tenant shall not hold over after the expiration of the Term or earlier termination of this Lease without the prior written consent of Landlord (which shall not be subject to Article 35.1). Tenant agrees that Tenant's failure to surrender possession of the Premises at the end of the Term can and will cause actual damage to Landlord which is impracticable or extremely difficult to ascertain (including, without limitation, lost opportunities to lease the Premises, increase in the cost of improvements, lost rent and liability for Landlord's inability to deliver timely possession of the Premises to another tenant). Therefore, if Tenant holds over after the Term without the prior written consent of Landlord, then Tenant shall become a Tenant at sufferance only and shall continue to perform each and every term, condition and covenant of this Lease during any such period of holding over; except that, in lieu of damages to which Landlord may be entitled hereunder, Landlord may elect to have Tenant pay Landlord liquidated damages in an amount equal to one hundred fifty percent (150%) of the Total Monthly Rent payable by Tenant to Landlord in the last complete month of the Term, for each month or portion thereof which Tenant so holds over.

        29.2 {Deleted}.

        29.3 The foregoing provisions of this Article are in addition to any other rights of Landlord hereunder, or as otherwise provided by law, including, without limitation, the right to bring an action for unlawful detainer. Landlord's acceptance of rent after expiration or earlier termination of this Lease, or during any such period of holding over shall not be construed as a renewal or extension of this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be entitled to any parking discounts or specified modes of parking during any such period of holding over.


ARTICLE 30 - DEFAULTS

        30.1 The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

                (a) Tenant's failure to pay when due any Basic Monthly Rent, Tax Rent, Operating Expense Rent, Capital Expense Rent, Additional Rent or any other payment due Landlord under this Lease where such failure continues for a period of five (5) days after receipt of written notice from Landlord setting forth such failure;

                (b)     Any default set forth in Article 27 of this Lease; or

                (c) Tenant's failure to observe or perform any express or implied covenant or provision of this Lease, other than those specified in subparagraphs (a) and (b), above, within ten (10) days after receipt of notice from Landlord; however, if more than ten (10) days are reasonably required to so observe or perform, then Tenant shall not be in default so long as Tenant commences observance or performance within said ten (10) day period and diligently prosecutes same to completion.

        30.2 Any notice of default Landlord is required to give Tenant hereunder and any notice Landlord may be required to give pursuant to California Code of Civil Procedure section 1161, et seq. (or any similar law now or hereafter in effect) may be satisfied by a single notice inclusive of the requirements of both this Article and statutory law.

        30.3 Landlord shall be in default of this Lease if Landlord fails to observe or perform any material covenant or provision of this Lease that Landlord is required to so observe or perform within fifteen (15) days after receipt of written notice from Tenant to Landlord specifying the nature of such failure; however, if more than fifteen (15) days are reasonably required to so observe or perform, then Landlord shall not be in default so long as Landlord commences observance or performance within said fifteen (15) day period and diligently prosecutes same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction. Tenant acknowledges that the Premises do not constitute a "Dwelling Unit" or "Dwelling" as the term is used in California Civil Code section 1940, et seq. Tenant waives any right to make repairs at Landlord's expense pursuant to California Civil Code section 1942 or any similar law, statute or ordinance.

ARTICLE 31 - REMEDIES

        31.1 If Tenant is in default of this Lease, then Landlord may avail itself of any remedies under law, Landlord's election of any particular remedy to be at Landlord's sole discretion, without obligation under Article 35.1. Landlord may elect to avail itself of the remedy described in California Civil Code section 1951.4, in which case this Lease shall continue in full force and effect after Tenant's breach and abandonment, and notwithstanding anything to the contrary contained in Article 26, Tenant shall thereafter have the right to sublet or assign this Lease subject only to reasonable limitations. If Landlord does not elect to avail itself of the remedy described in California Civil Code section 1951.4 and Tenant either breaches this Lease and abandons the Premises before the end of the Term, or Tenant's right to possession is terminated by the Landlord because of a breach of this Lease, then this Lease shall terminate, and Landlord shall recover from Tenant the following:

                (a) The worth at the time of award of the unpaid rent which had been earned at time of termination;

                (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom (including, without limitation, any costs of obtaining mitigating rental income, such as excused rent, brokerage commissions, Tenant improvements, parking concessions, lease takeovers, cash payments, advertising, moving costs or any other cost or Tenant concession related to the re-leasing of the Premises upon the default of Tenant).

The "worth at the time of award" of the amounts referred to in subparagraphs (a) and (b), above, shall be computed by allowing interest at the rate specified in
Article 35.11 of this Lease, compounded monthly; and the "worth at the time of award" of the amounts referred to in subparagraph (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

        31.2 Tenant waives any equity of redemption and any right to relief from forfeiture as provided by California Code of Civil Procedure section 1179 (or any other similar applicable statute, regulation or law now or hereafter in effect).

        31.3 Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building and no personal liability is assumed by or will at any time be asserted against Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant.


ARTICLE 32 - ATTORNEYS' FEES

        32.1 In any action brought by either Landlord or Tenant against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party shall recover from the other party all reasonable costs and attorneys' fees of such action (including those incurred either prior to such action in the proposed resolution or contemplation of such action, in a prior unlawful detainer action rendered moot by Tenant's vacancy, in the maintenance or enforcement of any judgment resulting from said action, or in the appeal from any such judgment), whether such costs were incurred or services were performed by in-house or outside counsel.

ARTICLE 33 - WAIVER OF JURY TRIAL

        33.1 Landlord and Tenant each hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant, or Tenant against Landlord, as to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or the enforcement of any remedy under any law, statue, or regulation, emergency or otherwise, now or hereafter in effect. Notwithstanding the foregoing, Landlord and Tenant agree that this waiver shall not be effective where the legal effect of such waiver would be to invalidate in whole or in part, or to limit or impair in any manner any policy of insurance in force for the benefit of Landlord or Tenant or to limit or impair any rights, remedies or coverage afforded thereunder.


ARTICLE 34 - NOTICES [SEE ADDENDUM]

        34.1 Notice shall be given to Tenant at the Premises. Notice shall be given to Landlord at 15760 Ventura Boulevard, Suite 500, Encino, California 91436-3095. Either party may, by written notice to the other, specify a different address for notice purposes.

        34.2 In order to prevent disputes concerning the giving of notice, if any provision of this Lease (or addenda or amendments thereto) requires "notice" to be given, for either party to "notify" the other, or otherwise refers to "notification", then such notice shall be made in writing and be given by either personal delivery, certified mail or a nationally recognized overnight courier service, in each case delivery to be evidenced by a signed receipt therefor. Notice may also be given by facsimile transmission, provided the party to whom the transmission is addressed acknowledges actual, legible receipt by executing a copy of the transmission (or a receipt for same) and returning a copy of same to the sender, by facsimile transmission or otherwise. Notices shall be deemed effective at the time of delivery, as confirmed by said signed receipts. If either party fails or refuses to accept delivery by certified mail or overnight courier service, or refuses to execute a receipt evidencing delivery, then notice may be given by first-class mail and shall be deemed effective two (2) business days after mailing.

        34.3 The term "notice" shall not include any bills, invoices, rent statements or statement of any other charges or sums due from Tenant to Landlord, or any notice required or permitted to be given pursuant to any law or statute.


ARTICLE 35 - GENERAL PROVISIONS

        35.1 Reasonableness. Except as may be otherwise specifically provided in this Lease, wheresoever and whenever Landlord's or Tenant's discretion or consent is required under this Lease, Landlord and Tenant agree that such discretion will be reasonably exercised and that such consent will not be unreasonably withheld or delayed.

        35.2 Rules and Regulations. Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "C", and all reasonable and nondiscriminatory modifications or additions thereto made by Landlord from time to time.

        35.3 Conflict of Laws. This Lease shall be governed by and construed under the laws of the State of California.

        35.4 Venue. Any lawsuit brought by Tenant against Landlord shall be filed in a court of competent jurisdiction for the county in which the Building is located.

        35.5 Identification of Tenant. The term "Tenant" as used in this Lease shall mean and include each person or entity that executes this Lease as Tenant, who shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant. Notice from or to any single person or entity executing this Lease as Tenant shall be deemed to be effective notice from or to each and every person or entity executing this Lease as Tenant, with the same force or effect as if each such person or entity had so given or received such notice. Any act or signature by any single person or entity executing this Lease as Tenant concerning this tenancy or Lease (including, without limitation, any renewal, extension, expiration, termination or modification of this Lease) shall be binding upon each person or entity executing this Lease as Tenant with the same force and effect as if each person or entity had so acted or signed. Any refund to any single person or entity executing this Lease as Tenant shall be deemed to be a refund to each person or entity executing this Lease as Tenant, as if each such refund had been collectively made to all such persons or entities.

        35.6 Successors and Assigns. Except as otherwise provided in this Lease, each covenant, condition and provision of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permissible assigns.

        35.7 Relinquishment of Possession. The voluntary or involuntary relinquishment of possession of the Premises by Tenant to Landlord, or a mutual cancellation of this Lease by both Tenant and Landlord, shall at the option of Landlord operate as an assignment to Landlord of any or all subleases or subtenancies and no merger shall be effected.

        35.8 Performance by Tenant. If Tenant fails to perform any act to be performed by Tenant hereunder other than payment of money to Landlord and such failure continues for ten (10) days after Tenant's receipt of notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any obligation, perform any such act and all costs incurred by Landlord, together with interest thereon at the rate specified in Article 35.11 of this Lease from the date of such payment by Landlord, shall be payable by Tenant to Landlord.

        35.9 Definition of Landlord. The term "Landlord" as used in this Lease shall be limited to mean and include only the owner at the time in question of the fee or leasehold interest under a ground lease of the Land. If Landlord transfers, assigns or otherwise conveys any such title or leasehold, Landlord shall be automatically freed and relieved of all liability with respect to the performance of any covenants or obligations in this Lease to be performed from and after the date of such transfer, assignment or conveyance, except as may be provided in Article 7.3.

        35.10 Waiver. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall neither be deemed a waiver of any concurrent or subsequent breach of the same or any other term, covenant or condition of this Lease, nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect the right of Landlord to require strict performance by Tenant. The acceptance of rent or any sum hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay such rent or sum, regardless of Landlord's knowledge of such breach at the time of acceptance.

        35.11 Interest. Wheresoever required in this Lease, and in lieu of the legal rate to be used in the computation of any interest owed Landlord in any judgment or award of the court, interest shall be compounded monthly and charged at a rate equal to the higher of:

                (a)     Ten percent (10%) per annum; or

                (b) Five percent (5%) per annum, plus the rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act (as now in effect, or hereafter from time to time amended or, if there is no such single terminable rate of advances, the closest counterpart of such rate as shall be designated by the Superintendent of Banks of the State of California, unless some other person or agency is delegated such authority by the legislature) which is prevailing on the twenty-fifth
                        (25th) day of the month preceding the "Accrual Date".

The "Accrual Date" shall be defined as follows: for purposes of Article 30, as the initial date of default; for purposes of Article 6, the date of final payment by Landlord for the Capital Expense; and for all other purposes, the date of execution of this Lease. Tenant hereby agrees that the use of such interest rate herein shall not be deemed to be interest upon a loan or forbearance of money, for goods or things in action for use primarily for personal, family or household purposes within the meaning of the California Constitution, Article 15, section 1.

        35.12 Terms, Headings and Print. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The article headings are not a part of this Lease, and such headings and any use of boldface, italics or underlining are for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

        35.13 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        35.14 Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement or understanding, oral or written, expressed or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing executed by both Landlord and Tenant or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations concerning the subject matter of this Lease, or collateral thereto, are deemed superseded by the execution of this Lease to the extent they are not incorporated herein and that this agreement shall be deemed to be integrated.

        35.15 Severability. Any provision of this Lease which proves to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof, and such other provisions shall remain in full force and effect.

        35.16 Recording. Tenant shall not record this Lease or a short form memorandum thereof without the written consent of Landlord. Any recording without Landlord's written consent shall be a material breach of this Lease.

        35.17 Plats, Riders and Clauses. Any addenda, clauses, plats, riders and provisions executed by both Landlord and Tenant which are inserted in, endorsed on or affixed to this Lease are a part hereof. If there is any variation or discrepancy between duplicate original documents held by Landlord and Tenant, then the duplicate original held by Landlord shall be deemed controlling.

        35.18 Building Name. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Landlord shall have the right, without liability to Tenant for any damage or injury, whatsoever, to change the name or street address of the Building.

        35.19 Quiet Possession. Except as otherwise provided in this Lease, Tenant, upon paying the rents reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, shall have quiet possession of the Premises for the entire Term.

        35.20 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive and, wherever possible, each remedy shall be cumulative with all other remedies.

        35.21 Examination and Delivery of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, or option to Lease and is not effective as a Lease or otherwise, or a binding legal instrument until execution and delivery by all parties. Prior to such execution and delivery, this Lease shall neither be legally binding nor effective.

        35.22 Confidentiality. Tenant agrees to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto without the prior written consent of Landlord; however, Tenant may disclose the terms hereof to Tenant's accountants, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant's business purposes. Tenant agrees that a breach of this Article will cause irreparable injury to Landlord and Landlord shall be entitled, together with all other remedies in law or equity available to Landlord, to injunctive relief to restrain such breach.

        35.23 Agreed Figures. All figures set forth in this Lease represent negotiated sums and percentages and are conclusive as between Landlord and Tenant.

        35.24 Measurement of Premises. The usable area of the Premises has been measured consistent with the American National Standard Institute Publication ANSI Z65.1 - 1996 ("BOMA"). The rentable area of the Premises and Building include a factor for those Common Areas on the floor containing the Premises and an additional factor for those Common Areas which generally serve rentable areas of the Building (such as the Ground Floor Lobby), and exclude those areas designated exclusively as storage space. If Landlord elects to remeasure the Premises, Common Areas, Building or any portion thereof, or the use of any portion of the Building is modified so as to affect the gross rentable square footage of the Building, then Landlord may upon written notice to Tenant revise the Proportional Share to reflect the results of any such survey or modification, provided that such remeasurement is consistent with the method of measurement and calculation of rentable area set forth herein.


             WHEREUPON, THE PARTIES HERETO HAVE EXECUTED THIS LEASE
                             ON THE DATES INDICATED




                           RAINBOW TECHNOLOGIES, INC.


Date:                                       By:
     -----------------------------             ---------------------------------

                                            Title:
                                                  ------------------------------

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------




                            STEVENS CREEK ASSOCIATES
                    DBA TRIZECHAHN LANDMARK SQUARE MANAGEMENT
                           BY TRIZECHAHN CENTERS, INC.


Date:                                       By:
     -----------------------------             ---------------------------------

                                            Title:
                                                  ------------------------------

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                 ADDENDUM NO. 1


                This Addendum dated November 24, 1999, is made a part of and is attached to that certain Lease dated November 24, 1999, between Stevens Creek Associates, a California general partnership, dba TrizecHahn Landmark Square Management ("Landlord"), and Rainbow Technologies, Inc., a Delaware corporation, dba Systematic Systems Integration ("Tenant"), concerning Suite 2000 located at 111 West Ocean Boulevard, Long Beach, California.
--------------------------------------------------------------------------------

ARTICLE 36 - TENANT IMPROVEMENTS

        36.1 Landlord shall provide Tenant with a "Construction Allowance" in the amount of Three Hundred Thousand Nine Hundred Ninety-Two Dollars ($300,992.00), such amount to be applied toward construction of permanent improvements (including cabling) in the Premises ("Tenant Improvements") in accordance with the Work Letter attached hereto as Exhibit "E".

        36.2 Notwithstanding anything to the contrary contained herein or in the Work Letter, Tenant may use a portion of the Construction Allowance not to exceed One Hundred Twelve Thousand Eight Hundred Seventy-Two Dollars ($112,872.00) to reimburse Tenant for the purchase of fixtures, furnishings and equipment for the Premises (the "FF&E"), and a portion of the Construction Allowance not to exceed Twenty-Eight Thousand Two Hundred Eighteen Dollars ($28,218.00) to reimburse Tenant for the costs of moving Tenant's fixtures, furnishings and equipment to the Premises by qualified licensed and insured movers (the "Moving Expenses"). Landlord shall have no obligation to reimburse Tenant for FF&E or Moving Expenses unless and until Landlord, in Landlord's sole discretion, is satisfied that there is or will be Construction Allowance remaining after the completion of all Tenant's Work and payment of those Work Costs other than FF&E and Moving Expenses that may result in a lien upon the Land and Building. Landlord shall not be obligated to reimburse Tenant for FF&E unless and until the FF&E subject to the reimbursement request is delivered and installed in the Premises and functioning to Tenant's satisfaction. Landlord shall not be obligated to reimburse Tenant for Moving Expenses unless and until the moving activities included in the Moving Expenses subject to the reimbursement request have been performed to Tenant's reasonable satisfaction. Any reimbursement of FF&E or Moving Expenses shall be subject to offset by Landlord for the reasonable costs of repairing any damage to the Building and Common Areas caused by the subcontractors performing the work subject to the request for reimbursement.


ARTICLE 37 - OPTION TO RENEW

        37.1 Tenant shall have the option to renew this Lease for an additional term of sixty (60) months (the "Renewal Term"), upon the following terms and conditions:

                (a) Tenant shall not at the time of exercising this Option be in material monetary default (with all applicable notices having been given and cure periods having expired without Tenant having cured such material default) under any of the terms, covenants, conditions, provisions or agreements of this Lease.

                (b) Such re-leasing shall be upon the same terms, covenants, conditions, provisions and agreements as in this Lease, except that:

                        (i) Tenant's Basic Monthly Rent shall be an amount determined by multiplying the rentable area of the Premises by the "Fair Market Rate" (as defined in Article 37.3).

                        (ii) Tenant's Base Year shall be amended to be the calendar year 2005.

                        (iii) Tenant shall continue in the Premises in its "as is" condition.

                (c) Tenant shall exercise this option to renew this Lease by notifying Landlord of the same in writing on or before May 31, 2004, or this option shall be null, void and of no force or effect.

                (d) Within ten (10) business days after Landlord's receipt of Tenant's notice of exercise of this Option, Landlord shall propose to Tenant the Fair Market Rate for the Renewal Term (based upon the definition in Article 37.3).

                (e) Landlord and Tenant shall thereafter continue to negotiate Fair Market Rate in good faith until the earlier of the agreement of the parties or November 30, 2004 (the "Outside Agreement Date").

                (f) If the parties have not reached agreement on Fair Market Rate by the Outside Agreement Date, then the last such proposal for the Fair Market Rate submitted by each party to the other prior to the Outside Agreement Date shall be submitted to arbitration in accordance with
                        Article 37.2.

        37.2 If arbitration is required pursuant to Article 37.1, then the parties shall proceed as follows:

                (a) Each arbitrator appointed hereunder shall be a licensed real estate professional who shall have been active over the five (5) year period immediately prior to the date of such appointment in the leasing of first-class commercial high-rise office properties in the Market Area (defined in Article 37.3, below), and who does not then represent or act on behalf of either of the parties.

                (b) If Landlord and Tenant cannot agree to a single arbitrator within ten (10) business days after the Outside Agreement Date, then Landlord and Tenant shall each appoint one (1) arbitrator within such ten (10) business day period; however, if one (1) party fails to timely appoint an arbitrator, and further fails to appoint an arbitrator within two (2) business days after receipt of written notice of such failure from the other party, then the determination shall be made by the sole appointed arbitrator.

                (c) If a sole arbitrator is not agreed upon or deemed selected, then the two (2) qualified arbitrators so appointed shall, within ten (10) business days thereafter, appoint a third (3rd) arbitrator having the same minimum required qualifications; however, if the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator, then the identity of the third
                        (3rd) arbitrator shall be submitted to arbitration under the provisions of the American Arbitration Association, but subject to such arbitrator having the foregoing qualifications.

                (d) The determination of the arbitrator(s) shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rate is closer to the actual Fair Market Rate for such space. The arbitrator(s) shall have no authority to issue any decision other than the selection of either Landlord's or Tenant's submitted Fair Market Rate.

                (e)     A majority of the arbitrator(s) shall, within thirty
                        (30) days after the appointment of the last arbitrator, reach a decision consistent with subparagraph (d), above, and shall notify Landlord and Tenant thereof. The decision of the arbitrator(s) shall be binding upon both Landlord and Tenant.

                (f) The losing party shall be responsible for paying all reasonable fees of the arbitrator(s) hereunder.

        37.3 For purposes of this Lease, the term "Fair Market Rate" shall mean a single Basic Monthly Rent per rentable square foot (such rate to amortize over the term any mid-term increases or indexing, and excused rent to reach a single effective rate payable in each month of the term) that a landlord has accepted in current transactions from new or renewing non-equity tenants (not affiliated with Landlord) of comparable credit-worthiness, for a comparable amount of improved space, for a comparable use for a comparable term with a commencement date within six (6) months of the commencement of the renewal term ("Comparable Transactions"). If there are at least two (2) Comparable Transactions in the Building, then the Fair Market Rate shall be determined considering only those Comparable Transactions in the Building. If there are not at least two (2) such Comparable Transactions in the Building, then such determination shall be made further considering what comparable landlords of comparable buildings (which shall each be of a comparable size, class and age in the Downtown Long Beach area fronting on Ocean Boulevard [the "Market Area"], and with comparable vacancy) have accepted in Comparable Transactions. Although determination of Fair Market Rent shall be limited to determination of the Basic Monthly Rent per rentable square foot, in comparison of Comparable Transactions appropriate consideration shall be given to differences in the method of measuring the area of the premises, the ratio of rentable to usable square area, whether rent is based upon usable or rentable area, and the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis and, if gross, whether such increases are determined according to a base year or a base dollar amount expense stop); the extent to which the premises have been or are obligated to be improved; whether or not a brokerage commission was payable; and, any other customary concession granted the tenant in the Comparable Transaction.

ARTICLE 38 - SIGNS

        38.1 Full Floor Signage. Effective upon the Commencement Date for Suite 2000A, Tenant shall be entitled to the sign rights set forth therein. Notwithstanding anything to the contrary contained in Article 23, Tenant shall have the right to install signs in Premises visible from, but not within, the elevator lobby on the Twentieth (20th) Floor, identifying Tenant by Tenant's name and/or logo. Tenant may design and construct the Premises (incorporating such improvements as may be required by any fire/life safety codes applicable to the Premises and elevator lobby at Tenant's sole cost and expense, for which Tenant may use the Construction Allowance) so that the doors from the elevator lobby to the Premises may remain open for the conduct of normal business.

        38.2 Monument Signage. Effective upon the Commencement Date for Suite 2000A, Tenant shall have the non-exclusive right to place Tenant's name on one
(1) insert on each of the two (2) sides of either the existing monument sign at the Ocean Boulevard entrance to the Building or any additional monument sign that may be installed by Landlord along the Ocean Boulevard frontage of the Building (the "Sign") upon the following terms and conditions:

                (a) Tenant's rights hereunder shall be subject to all rights granted to other tenants in the Building existing as of the execution of this Amendment (the "Prior Rights"); and, shall be further subject to space on the Sign becoming available, unencumbered by any Prior Rights. Landlord shall not be obligated to reduce the size of any inserts or increase the number of inserts which the Sign can accommodate to create an opportunity for Tenant to install Tenant's name on the Sign. Tenant is advised that there are, as of the execution of this Lease, rights to the Sign superior to those granted herein to Tenant.

                (b) Tenant's right to install and maintain Tenant's inserts on the Sign is subject to:

                        (i) Tenant not being in default of this Lease, with all applicable notices having been given and cure periods having expired; and

                        (ii) The occupancy for the conduct of business by Tenant and affiliates of Tenant of not less than eighteen thousand eight hundred twelve rentable square feet (18,812 RSF) of the Premises (e.g., the entire Twentieth (20th) Floor).

                        If at the time that Tenant's sign rights accrue, Tenant fails to satisfy any requirement hereunder, then this
                        Article 38.2 shall be deemed deleted and of no further force or effect. If at any time after installation of the Sign, Tenant fails to satisfy either of the above requirements, and continues to do so for a period of thirty (30) days, then Landlord by notice to Tenant may require Tenant to remove the Sign in accordance with subparagraph (j), below, and shall thereafter forfeit all rights to replace such Sign for the remainder of the Term (as may be extended).

                (c) The cost to fabricate, construct, install, repair and maintain Tenant's inserts on the Sign shall be borne solely by Tenant, and Tenant shall keep Tenant's inserts on the Sign in good order, condition and repair. If Tenant changes Tenant's legal name, then Tenant shall promptly replace the inserts on the Sign with correct inserts, at Tenant's sole cost and expense. Landlord may determine, in Landlord's sole discretion, in which slot Tenant's inserts shall be placed.

                (d) Tenant's inserts on the Sign shall have the same dimensions as those other inserts on the Sign, and materials used to construct Tenant's inserts shall be of the same composition as the existing inserts on the Sign.

                (e) Tenant shall secure Landlord's prior written approval as to the design, size, color, construction and other aesthetic aspects of Tenant's inserts on the Sign.

                (f) Prior to installation or any modification of Tenant's inserts on the Sign, Tenant or Tenant's contractors shall obtain all required plans, permits and government approvals which may be required.

                (g) Tenant shall indemnify and defend Landlord in regards to the installation and maintenance of Tenant's inserts on the Sign to the same extent as with respect to the Premises.

                (h) Tenant shall insure Tenant's inserts on the Sign to the same extent as Tenant is obligated to insure Tenant's personal property in the Premises.

                (i) Landlord reserves the right to erect such other signs in the Common Areas, the real property upon which the Building is situated, the parking facilities, and otherwise upon the interior and exterior of the Building as Landlord in its sole discretion deems appropriate, and any such installation shall not serve to increase Tenant's rights hereunder.

                (f) At the end of the Term (or as may be required pursuant to subparagraph [b], above) Tenant shall, at Tenant's sole cost and expense, remove the Sign and repair and restore the area of the monument in which the Sign panels were located to their original or blank condition.

                (g) The rights under this Article 38 are personal to Tenant or any affiliate of Tenant defined in Article 26.10, and may not be sublet or assigned to any other entity.


ARTICLE 39 - RIGHT TO AUDIT

        39.1 Tenant shall have a right to audit Landlord's determination of Tax Rent, Operating Expense Rent and Capital Expense Rent and the respective Property Taxes, Operating Expenses and Capital Expenses upon which the same were based (collectively, "Escalations"), upon the following terms and conditions:

                (a) Tenant shall not be in material monetary default of this Lease (including, but not limited to payment of any charges to be reviewed hereunder) at the time notice of audit is given by Tenant, or at any other time prior to completion of the audit.

                (b) Any audit shall be limited to those annual determinations of actual Escalations that Landlord is required to make pursuant to Articles 4, 5 and 6, and shall not include a right to audit Landlord's estimates of Escalations that Landlord is required to make thereunder.

                (c) Each audit shall be limited to the Escalations for not more than two (2) consecutive Comparison Years of the Term and, in the case of the first audit performed, the Base Year. No Escalations for any Comparison Year or the Base Year may be audited more than once. For any Comparison Year, Tenant shall notify Landlord that it is exercising its right to audit Escalations for such Comparison Year not later than a date two (2) years after Tenant's receipt of Landlord's statement reconciling the Escalations for such Comparison Year. With respect to each Comparison Year, if Tenant fails to give timely notice of exercise of Tenant's rights (or such notice is not effective because of Tenant's default pursuant to subparagraph [a], above), then Tenant shall be deemed to have accepted Landlord's statement of such Escalations and be deemed to have waived any claim with respect to such Escalations, except as such claim may arise from the fraud or other intentional tort on the part of Landlord.

                (d) The audit shall take place at Landlord's regional offices within the Los Angeles Metropolitan area or, at Landlord's option, the Building, at a time mutually convenient to Landlord and Tenant (but not later than sixty [60] days after receipt of Tenant's notice to audit). Except as Landlord may consent in writing, and provided Landlord has fully cooperated with Tenant's auditors to supply requested information on a prompt bases, the audit shall be completed within ten (10) consecutive business days after commencement.

                (e) The audit may be accomplished by either Tenant's own employees with accounting experience reasonably sufficient to conduct such review, or a nationally or regionally recognized public accounting firm mutually acceptable to Landlord and Tenant that is not compensated on a contingency or bonus basis. Under no circumstances shall Landlord be required to consent to an accounting firm which is also a tenant of Landlord in the Building.

                (f) If it is determined that Tenant overpaid Escalations, Landlord shall repay to Tenant the amount of the overpayment to the extent that Landlord does not dispute the results of such audit. If the audit determines that Tenant underpaid Escalations, then Tenant shall promptly pay to Landlord the amount of any such underpayment.

                (g) If the audit is performed by a nationally or regionally recognized public accounting firm, and it is determined that the total Property Taxes, Operating Expense and Capital Expenses subject to audit (as opposed to the resulting calculations of Tax Rent, Operating Expense Rent and Capital Expense Rent) were overstated by Landlord by more than five percent (5%), then Landlord shall reimburse Tenant for all actual and reasonable expenses incurred to such firm in auditing the same.

                (h) Tenant agrees to keep all information acquired, as a result of Tenant's exercise of its rights, hereunder, confidential and shall not disclose same to any other person not a party hereto without the prior written consent of Landlord; however, Tenant may disclose the terms hereof to the mutually agreed upon auditor, Tenant's accountants, attorneys, managing employees, assignees, sublessees, other persons and entities as may be required pursuant to legal process or other legal requirements, and others in privity with Tenant only to the extent reasonably necessary for Tenant to exercise its rights hereunder. Any accounting firm hired by Tenant to perform the audit shall likewise agree in writing to the foregoing as a condition of Landlord consenting to the employment of such firm or such firm being provided access to Landlord's records.

                (i) If Tenant fails to notify Landlord of Tenant's exercise of Tenant's right to audit (or subsequently perform such audit) within the time periods specified herein, then Tenant shall be deemed to have accepted as correct Landlord's statement of Escalations and shall waive any and all claims in regard to the same; however, nothing herein shall be deemed a waiver of any claim for fraud or other intentional tort on the part of Landlord.

        39.2 The submittal of all matters to arbitration in accordance with the terms and conditions of this Article 39.2 shall be the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising in regard to any dispute by Landlord pursuant to Article 39.1(f), Landlord's election pursuant to Article 6 to amortize certain items of Capital Expenses (including, without limitation, the determination of useful life or payback period by Landlord) or the extent to which costs incurred by Landlord shall be included as an item of Capital Expenses, as follows:

                (a) The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms and conditions of this Article
                        39.2 and all attempts to circumvent this Article 39.2 shall be absolutely null and void and of no force or effect whatsoever.

                (b) Any payment to Landlord can be made "under protest," which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Article 39.2.

                (c) Any dispute to be arbitrated pursuant to the provisions of this Article 39.2 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or any other similar arbitration or mediation service to which the parties may agree, subject to the following:

                        (i) Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends Notice (the "Arbitration Notice") of a demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought.

                        (ii) The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute and the parties cannot agree on another similar service, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

                        (iii) The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

                        (iv) The arbitration shall be conducted in the County of Los Angeles, California. Any party may be represented by counsel or other authorized representative.

                        (v) In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the terms and conditions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom.

                        (vi) The Arbitrator may make any determination, and/or grant any remedy or relief (an "Arbitration Award") that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues.

                        (vii) The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the terms and conditions of this Lease.

                        (viii) The Arbitrator shall award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party as defined in California Code of Civil Procedure
                                Section 1032 ("Prevailing Party"), if any, as determined by the Arbitrator in his or her discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his or her discretion.

                (d) This Article 39.2 shall not apply to any claims by Tenant that are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegation of an intentional tortious act.


ADDENDUM TO ARTICLE 5 - OPERATING EXPENSE RENT

        5.6 Notwithstanding the provisions of Article 5, Operating Expenses, as defined therein, shall not include expenses or costs incurred for the following:

                (a) Repairs or other work occasioned by fire or other casualty to the extent of actual insurance proceeds received by Landlord (however, any deductibles under such policy shall be included in Operating Expenses);

                (b) Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants or prospective tenants or occupants;

                (c) Renovating, decorating, painting, redecorating or making leasehold improvements to the interior of the existing or prospective premises of other tenants, or storage space, in the Building, but not excluding costs and expenses of such work in the Common Areas of the Building;

                (d) Services to tenants for which Landlord is reimbursed by tenants under the leases with such tenants (excepting fees for parking);

                (e) Depreciation, interest on any mortgage, and rent under any ground lease;

                (f) Violations of this Lease by Landlord and violations by other tenants of provisions of their leases (however, if such violation results in an insured loss, then any deductibles under such policy shall be included in Operating Expenses);

                (g) Insurance deductibles to the extent that the same exceed an aggregate of Fifty Thousand Dollars in a calendar year;

                (h) Without waiving Landlord's right to include the same in Capital Expenses to the extent permitted pursuant to
                        Article 6, any costs or expenses required to be capitalized according to generally accepted accounting principles applicable to, and generally recognized by the commercial office real estate industry; and

                (i) Earthquake insurance, unless earthquake insurance was included in the Base Year.

        5.7 If any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord (or an affiliate of Landlord), or vice versa, the costs incurred by Landlord in connection therewith shall be equitably pro rated and allocated to Operating Expenses by Landlord on an reasonable basis.

ADDENDUM TO ARTICLE 6 - CAPITAL EXPENSE RENT

        6.5 Notwithstanding anything to the contrary contained in Article 6, for purposes of this Lease, only, Capital Expenses shall be subject to the following provisions:

                (a)     Each item of Capital Expenses defined in subparagraph
                        (a) or (c) of Article 6.2 incurred during any calendar year in which all or any part of the Term occurs and costing in excess of Fifty Thousand Dollars ($50,000.00) shall be amortized with interest as provided in Article 35.11, in equal installments, over its "Useful Life" (defined below), and only those installments accruing during any calendar year in which all or any part of the Term occurs shall be included in Capital Expenses for such calendar year; and

                (b)     Each item of Capital Expenses defined in subparagraph
                        (b) of Article 6.2 incurred during any calendar year in which all or any part of the Term occurs shall not exceed the savings in Operating Expenses reasonably projected by Landlord to result and actually resulting therefrom (as reasonably determined by Landlord after consultation with experts experienced in the applicable improvement and calculation of savings therefrom) discounted to present value at the rate specified in
                        Article 35.11, and such lesser amount shall be amortized with interest as provided in Article 35.11, in equal installments, over the payback period for such Capital Expense (as reasonably projected by Landlord), and only those installments accruing during any calendar year in which all or any part of the Term occurs shall be included in Capital Expenses for such calendar year.

The term "Useful Life" for purposes of this Article 6, shall mean and refer to that period of time which the subject capital improvement, modification or addition will be productive and/or useful, without replacement, for the purpose required and intended at the time of installation, assuming that such capital improvement, modification or addition is repaired and maintained as provided in this Lease and will be subject to the elements of nature or any other condition beyond the reasonable control of Landlord (including further governmental action which renders the improvement, modification or addition obsolete).

        6.6 Notwithstanding anything to the contrary contained in Article 6, Capital Expenses shall exclude any item of costs incurred by Landlord in the making or installation of capital improvements, modifications or additions to the Land, Building, Common Areas and/or the machinery, equipment and facilities related thereto and arising in connection with renovating, decorating, painting, redecorating or making leasehold improvements to the premises of existing or prospective tenants, or to storage space, in the Building, excepting costs and expenses of such work in those portions of the Common Areas of the Building (a) that are available for use by Tenant (and do not duplicate facilities on the Twentieth [20th] Floor of the Building), and (b) which otherwise directly benefit Tenant by maintaining or enhancing the health or safety of occupants of the Premises or facilitating access between the Premises and the Common Areas.

        6.7 Notwithstanding anything to the contrary contained herein, that portion of Capital Expense Rent attributable to Capital Expenses defined pursuant to subparagraph (c) of Article 6.2 shall not in any calendar year during the Term exceed a sum determined by multiplying the rentable square footage of the Premises by 20/100 Dollars ($0.20).


ADDENDUM TO ARTICLE 10 - PARKING LICENSE

        10.2 Notwithstanding anything to the contrary contained herein:

                (a) Effective from the Commencement Date for Suite 2000A through March 31, 2000, Tenant shall purchase not less than ten (10) parking passes entitling Tenant to park in the Building's parking facility in either the unreserved or reserved mode (parking in the reserved mode to be subject to availability), at the scheduled rates for parking in such mode in effect from time to time; and

                (b) Effective April 1, 2000, and continuing for the remainder of the Term (as may be extended or renewed), Tenant shall purchase not less than seventy-three (73) parking passes entitling Tenant to park in the Building's parking facility in either the unreserved or reserved mode (parking in the reserved mode to be subject to availability), at the scheduled rates for parking in such mode in effect from time to time.

Any parking purchased by Tenant's Affiliate occupying the Premises shall be included in determining whether Tenant has fulfilled its requirement hereunder. The foregoing obligation is referred to herein as the "Minimum Parking Requirement".

        10.3 Tenant's rights and obligations to satisfy the Minimum Parking Requirement may not be assigned, sublet, licensed or otherwise transferred to any third party (other than Tenant's Affiliate), except as follows:

                (a) Tenant's rights and obligations to satisfy the Minimum Parking Requirement may be transferred by Tenant to Tenant's assignee in conjunction with an assignment of this Lease approved by Landlord in accordance with
                        Article 26; and

                (b) Tenant may purchase such parking on behalf of any approved subtenant of Tenant and be reimbursed for the same by such subtenant, provided that:

                        (i) Any such reimbursement shall be at cost, without profit, markup or administrative charge; and

                        (ii) Tenant may not purchase parking or seek reimbursement from any such subtenant for any portion of the Minimum Parking Requirement that exceeds each such subtenant's share of the Premises (based upon the rentable area of such portion of the Premises exclusively granted and occupied by such subtenant). For example, if after April 1, 2000, a subtenant exclusively subleases and occupies nine thousand three hundred rentable square feet (9,300 RSF) of the Premises, then Tenant may not purchase and seek reimbursement from such subtenant for more than 49.43% of the Minimum Parking Requirement, or thirty-six (36) passes; and, if such subtenant requires passes in addition to such amount, then such subtenant must purchase the same directly from Landlord, on a month-to-month basis, subject to availability.

        10.4 Notwithstanding anything to the contrary contained herein, Tenant or Tenant's Affiliate may purchase such additional parking at the scheduled rates for parking in such mode in effect from time to time in such amounts and modes as Landlord may reasonably determine a month-to-month basis.

ADDENDUM TO ARTICLE 34 - NOTICES

        34.4 Landlord shall send additional notice to:

               Rainbow Technologies, Inc.
               50 Technology Drive
               Irvine, California 92618
               Attention:  Laurie Casey


REAFFIRMATION OF LEASE

                Except as expressly amended hereby, the parties hereby reaffirm all of the terms, conditions, provisions, covenants, and agreements of this Lease and same shall remain unchanged and in full force and effect.


            WHEREUPON, THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM
                             ON THE DATES INDICATED




                           RAINBOW TECHNOLOGIES, INC.


Date:                                       By:
     -----------------------------             ---------------------------------

                                            Title:
                                                  ------------------------------

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------





                            STEVENS CREEK ASSOCIATES
                    DBA TRIZECHAHN LANDMARK SQUARE MANAGEMENT
                           BY TRIZECHAHN CENTERS, INC.


Date:                                       By:
     -----------------------------             ---------------------------------

                                            Title:
                                                  ------------------------------

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                           EXHIBIT "A" - LOCATION PLAN

                         EXHIBIT "B" - LEGAL DESCRIPTION


The real property commonly known as 111 West Ocean Boulevard, Long Beach, California, and more particularly described as:

That real property constituting Lot 1-20, Block 110 in the City of Long Beach, County of Los Angeles, State of California as shown on the Los Angeles County Tract Number Townsite of Long Beach, recorded in Book 19, Pages 91-96 in the Office of the County Recorder of said County.

                       EXHIBIT "C" - RULES AND REGULATIONS


        1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other items be placed on the windowsills. Tenant shall not throw anything out of doors, windows or skylights or down the passageways.

        2. No awnings or other projection shall be attached to the outside walls of the Building. No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not place any radio or television antenna on the roof or on any part of the inside or the outside of the Building, other than the inside of the Premises, without the prior written consent of the Landlord.

        3. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord's approved window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sun-screened without the express written consent of Landlord. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Buildings must be fluorescent, of a quality type, design and bulb color approved by Landlord. Tenant shall keep all window coverings closed when the Building air conditioning, heating and ventilation systems are in operation, and Landlord shall not be responsible for variance in room temperatures caused by Tenant's failure to comply with this Rule.

        4. Signs on doors which are in the Common Areas or visible from the Common Areas, and directory tablets or listings in the lobby or other Common Areas of the Building are: (a) provided exclusively for the display of a single business name for Tenant, only, and Landlord reserves the right to exclude any other names therefrom, (b) shall be inscribed, painted or affixed for Tenant by the Landlord at the expense of Tenant, and (c) shall be of a number, size, color and style prescribed by Landlord. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress. Tenant shall be entitled to directory listing in the lobby directory in the amount of one (1) strip for each one thousand rentable square feet (1,000 RSF) of Premises.

        5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein.

        6. Tenant shall not mark, paint, bore or drill into, or in any way deface any part of the Premises or the Building, or string any wires.

        7. The laying of linoleum or other similar floor coverings shall be permitted only with the prior written consent of the Landlord and as the Landlord may direct. Tenant shall place particle boards or plastic chair mats under all desk or secretarial chairs. Said mats shall be provided and maintained at Tenant's cost and expense.

        8. No bicycles or vehicles of any kind shall be brought into, stored or kept in or about the Premises. There shall not be used in any space, or in the Common Areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards or such other material handling equipment as Landlord may approve.

        9. No birds, pets or animals of any kind shall be brought into or kept in or about the Premises.

        10. No cooking shall be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees shall be permitted, provided the power requirement does not exceed that amount which can be provided by a 30 amp circuit. Tenant shall not cause or permit any unusual or objectionable odors to be produced or permeate the Premises or the Building. No vending or similar machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes or Tenant's use of the Premises as set forth in this Lease. Tenant shall not occupy or permit any portion of its Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau.

        12. Tenant shall neither use the Premises as a location to pay employees working outside the Premises, nor advertise for laborers giving an address at the Premises.

        13. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

        14. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building, or neighboring buildings or Premises, or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or any other way. Tenant shall not operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without the Landlord prior written consent.

        15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Tenant must, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by Tenant. If Tenant loses any keys, then Tenant shall pay to the Landlord the cost of replacing the keys or changing locks, if Landlord deems it necessary.

        16. All moving of safes, freight, furniture, or bulky matter of any description requiring the use of the Building's elevators must take place between the hours of 9:00 - 11:30 a.m. and 1:30 - 4:15 p.m. Monday through Friday (exclusive of holidays). The moving of safes, other fixtures, equipment or bulky matter of any kind must be made upon previous notice to the management of the Building and under its supervision, and the persons employed by Tenant for such work must be acceptable to the Landlord. If additional expenses are incurred by Landlord by reason of moving Tenant's safes, other fixtures, equipment or bulky matter of any kind, such expenses shall be borne by Tenant. The scheduling of moves of Tenant's furniture and equipment into or out of the Building is subject to the reasonable discretion of Landlord. The person employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

        17. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building, or to any space therein, to such a degree as to be objectionable to Landlord, or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The Landlord reserves the right to inspect all safes, freight or other bulky items to be brought into the Building and to exclude from the Building all safes, freight or bulky items which violate any of these Rules and Regulations or this Lease.

        18. Tenant shall not purchase janitorial, maintenance or other like services from any company or persons not approved by the Landlord, so long as the company or persons approved by Landlord provide such services at a reasonable cost. Any persons employed by Tenant to do janitorial work, shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the management of the Building (but not as an agent or servant of the Landlord), and Tenant shall be responsible for all acts of such persons. No such person shall be allowed in the Building between 6:00 p.m. and 8:00 a.m. on Mondays through Fridays and at all hours on Saturdays, Sundays and legal holidays.

        19. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office Building and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        20. The Landlord reserves the right to exclude from the Building on Mondays through Fridays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who have not received clearance as a result of a written request from Tenant or who do not present a pass to the Building signed by the Landlord. The Landlord will furnish passes or, at Landlord's option, clearances to persons for whom Tenant requests the same in writing. Landlord shall not be liable for damages caused by any error with regard to any person's admission to or exclusion from the Building.

        21. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

        22. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

        23. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the written consent of Landlord. Tenant shall not connect any apparatus, device, conduit or pipe to the Building's chilled or hot water supply lines or to the air conditioning system. Tenant's use of electric current shall never exceed the electrical capacity of the floor or Building or cause such capacity to be exceeded. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this Rule.

        24. All electric wiring and electrical outlets and connections of every kind shall be introduced and connected only by Landlord, and no boring or cutting for wires shall be allowed except with the prior written consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord. Neither Tenant nor Tenant's servants, employees, agents, visitors, licensees or contractors shall, at any time, enter the mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installation or facilities.

        25. Landlord reserves the right to exclude or expel from the Building and the Premises any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who acts in violation of these Rules and Regulations.

        26. Tenant shall comply with all rules and regulations applicable to the parking garage established from time to time by the Landlord or Landlord's parking garage operator.

        27. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Tenant shall be solely responsible for the disposition of any hazardous or infectious waste brought onto or generated by Tenant in the Premises. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

        28. The word "Tenant" as used herein shall include any subtenant.

                            EXHIBIT "D" - WORK LETTER


                This Work Letter is attached to and made a part of the Lease executed concurrently herewith by and between the Landlord and Tenant. Except as otherwise provided herein, all capitalized terms not otherwise defined herein shall have the same meaning as provided in the Lease.
--------------------------------------------------------------------------------

SECTION 1 - CONSTRUCTION REPRESENTATIVES

        1.1 With respect to matters covered by this Work Letter, Landlord shall be represented by either the Director of Construction or Senior Project Manager of the Construction Department of Western U.S. Division of TrizecHahn Office Properties Inc. ("Landlord's Representative"), subject to certain limitations in such representation set forth herein.

        1.2 With respect to matters covered by this Work Letter, Tenant shall designate an individual to be Tenant's representative ("Tenant's
Representative").

        1.3 All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter shall be made between Landlord's Representative and Tenant's Representative; including any inquiries, requests, instructions or authorizations to any employee, contractor or agent of the other. Either party may change its respective representative by giving written notice to the other.


SECTION 2 - LANDLORD'S AND TENANT'S WORK

        2.1 Tenant shall acquire the Premises in its "as is" condition, inclusive of all defects, imperfections, mars, stains, blemishes and flaws in the existing Leasehold Improvements, and Landlord shall not be required to perform any improvements or corrections to the Premises, except and unless specifically set forth in Schedule 1, attached hereto ("Landlord's Work"). Landlord's Work, if any, shall be performed in a good and workmanlike manner, and otherwise in accordance with the provisions of this Work Letter.

        2.2 All work shown on the Construction Drawings or otherwise required as a condition of obtaining permits, approvals and certificates from governing authorities necessary for construction of the work and Tenant's use and occupancy of the Premises, excepting only that specifically set forth as Landlord's Work (if any), shall be performed and constructed by Tenant ("Tenant's Work") in accordance with the provisions of this Work Letter and the Lease. Tenant's Work shall be performed, constructed, installed, inspected and supervised in a good and workmanlike manner, and otherwise in accordance with the provisions of this Work Letter. All Tenant's Work shall conform to the Construction Drawings and any approved modifications thereto.


SECTION 3 - PERFORMANCE SCHEDULE AND DELAYS

        3.1 All Work to be performed pursuant to this Work Letter (including, without limitation, preparation, review and revision of Space Plans and Working Drawings, bidding, obtaining permits, Landlord's Work and Tenant's Work) shall be proceed and be performed in accordance with the "Construction Schedule" attached hereto as Schedule 2.

        3.2 "Tenant Delay" is defined as any delay in the performance of Landlord's Work or Tenant's Work caused by Tenant's (or its employee's, contractor's or agent's) act or failure to act, including without limitation: failure to complete any item on the Construction Schedule for which Tenant is responsible, on or before the date specified therein; changes to Space Plans or Construction Drawings after submission to Landlord for Landlord's approval; specification of a material, finish or installation which is unavailable or requires a lead time substantially exceeding that of comparable products; failure to cooperate with Landlord or government authorities having jurisdiction over Tenant's Work; failure to timely make payments required hereunder. Notwithstanding the foregoing, Tenant Delay shall be excused to the extent caused by or aggravated by Landlord Delay or Force Majeure Delay.

        3.3 "Landlord Delay" is defined as any delay in the performance of Landlord's Work or Tenant's Work caused by Landlord's (or its employee's, contractor's or agent's) act or failure to act, including without limitation: failure to complete any item on the Construction Schedule for which Landlord is responsible, on or before the date specified therein; misrepresentation of the accuracy of base building plans furnished to Tenant; changes to the Space Plans or Construction Drawings after issuing Landlord's approval of the same; failure to provide access to Tenant or Tenant's contractor as required herein; failure to cooperate with Tenant or government authorities having jurisdiction over Tenant's Work; failure to timely make payments required hereunder. Notwithstanding the foregoing, Landlord Delay shall be excused to the extent caused by or aggravated by Tenant Delay or Force Majeure Delay.

        3.4 "Force Majeure Delay" is defined as any delay in the performance of Landlord's Work or Tenant's Work resulting from an occurrence beyond the reasonable control of either Landlord or Tenant (or their respective employees, contractors or agents), including (without limitation): an act of God or the elements of nature; fire or other casualty; war, riot, insurrection, or public disturbance; a black-out or other interruption of utility service from the provider to the Building; a strike or other labor disturbance (except to the extent caused by an illegal act of Landlord); changes in government codes or regulations (or the interpretation of same); the unavailability of government permits or approvals within the time customarily available; or a general shortage of materials or supplies.

        3.5 A claim for delay for the failure of a party to timely complete any item on the Construction Schedule for which the party is responsible shall be presumed and established without any requirement of written notice; however, in all other cases (including the claim that the failure to adhere to the Construction Schedule was a result of delay of the other party or Force Majeure Delay), the party claiming delay shall promptly notify the other party in writing of such claim and the nature of the delay within five (5) business days of discovery of the delay, or the delay shall not be deemed effective until the fifth (5th) business day prior to the date such notice is given.


SECTION 4 - PLANS AND PERMITS FOR TENANT'S WORK

        4.1 Tenant shall prepare plans showing the architectural design of the Premises, including storefront elevations (with colored renderings), proposed signage, partition layout, location of receptacles, location of major trade fixtures, reflective ceiling plans ("Space Plans"). Tenant shall submit the Space Plans to Landlord for review and approval. Landlord shall review and approve/disapprove of the Space Plans within five (5) business days of receipt. If Landlord disapproves of any portion of the Space Plans, Landlord shall advise Tenant of the same and the reason therefor, and Tenant shall revise the Space Plans accordingly and resubmit the same to Landlord for review and approval. Landlord shall review and approve/disapprove of revised Space Plans within three
(3) business days of receipt. Review, revision and resubmission shall continue until the Space Plans are fully approved by Landlord. Any revisions or supplements to the Space Plans after initial approval by Landlord (and before initial submittal to Landlord of the Construction Drawings) shall be subject to Landlord's review and approval/disapproval in the same manner as provided herein with respect to resubmissions.

        4.2 After the Space Plans are fully approved by Landlord, Tenant shall prepare complete architectural plans, drawings and specifications, and engineered mechanical, structural and electrical working drawings in a form and in such detail as is reasonably necessary to accurately construct Tenant's Work ("Construction Drawings") in accordance with code; including, without limitation, layout, finish and decorative work (including carpeting and other floor coverings), any proposed improvement affecting the base Building structural, mechanical, electrical, intra-Building telephone network cabling, plumbing, fire/life safety, heating, ventilation and air conditioning systems, exhaust systems, and any item will require installation of conduit, plumbing or other improvements within Common Areas or other premises. Landlord shall review and approve/disapprove of the Construction Drawings within ten (10) business days of receipt. If Landlord disapproves of any portion of the Construction Drawings, Landlord shall advise Tenant of the same and the reason therefor, and Tenant shall revise the Construction Drawings accordingly and resubmit the same to Landlord for review and approval. Landlord shall review and approve/disapprove of revised Construction Drawings within three (3) business days of receipt. Review, revision and resubmission shall continue until the Construction Drawings are fully approved by Landlord. Any revisions or supplements to the Construction Drawings after initial approval by Landlord shall be subject to Landlord's review and approval/disapproval in the same manner as provided herein with respect to resubmissions.

        4.3 Notwithstanding anything to the contrary contained in Articles 4.1 and 4.2, Tenant shall not include in the Space Plans or Construction Drawings any requirement which will, in Landlord's reasonable opinion:

                (a) Be incompatible with the design, construction and equipment of the Building (including floor loading requirements);

                (b) Differ in quality or quantity from the Building standards unless said quality or quantity or exceeds the Building standards;

                (c)     Impair the exterior appearance of the Building;

                (d) Impair Landlord's ability to maintain, operate, alter, modify or improve the Building Structure or Mechanical Systems;

                (e) Violate any applicable laws, ordinances and/or the rules and regulations of any governmental authority having jurisdiction;

                (f) Violate any applicable insurance regulations, including but not limited to any such regulation for a fire resistive Class A Building; or

                (g) Locate any of Tenant's fixtures, furnishings or equipment (including, without limitation, communications systems) in the Common Areas (including, without limitation, telecommunications closets), and all such fixtures, furnishings and equipment shall be located entirely within the Premises.

If Tenant requires Landlord's consent or waiver of any of the foregoing requirements, Tenant shall give Landlord written notice of the same, such notice to set forth with reasonable particularity a description of the Tenant Improvements proposed to violate the requirement, and Landlord's consent or waiver in regard to the same may be withheld by Landlord, in Landlord's sole discretion (and without regard to the requirements of Article 35.1 of the Lease). Any consent or waiver of Landlord obtained hereunder shall only be valid if obtained in writing and signed by an authorized officer of Landlord, and not solely by Landlord's Representative.

        4.4 If permits are required, Tenant shall (with Landlord's cooperation and assistance) secure such permits and approvals as may be required from any governmental authority having jurisdiction. If any government authority requires alterations, modifications or supplements to the Construction Drawings, Tenant hereby agrees to promptly make such alterations, modifications or supplements necessary to obtain any required permits. Upon obtaining a permit and prior to accessing the Premises to perform any work therein, Tenant shall furnish Landlord with a complete stamped set of permitted Construction Drawings.

        4.5 Upon completion of Tenant's Work, Tenant shall furnish Landlord with a complete set of "as-built" drawings depicting all permanent improvements in the Premises (including all Mechanical Systems), as actually constructed or installed ("As-Built Drawings). All As-Built Drawings shall be prepared using AutoCAD Release 12, or later, conforming to current AIA layering standards. The conversion of any Working Drawings not so prepared to the foregoing standard shall be a Work Cost.

        4.6 Landlord's Representative's review and approval/disapproval of Space Plan and Construction Drawings pursuant to sections 4.1 and 4.2, above, and any cooperation and assistance of Landlord's Representative in the preparation thereof, is solely for the protection of Landlord's interests in the Land, Building and Premises, and should not be construed as a waiver of any of Tenant's or the Tenant Improvements Architect's obligations hereunder to prepare and modify the Space Plans and Construction Drawings in accordance with sections
4.3 and 4.4. The provisions of this section 4 shall apply equally to any modifications of approved and/or permitted drawings required hereunder.


SECTION 5 - SELECTION OF CONTRACTOR TO PERFORM TENANT'S WORK

        5.1 Tenant shall submit the approved Construction Drawings to independent general contractors subject to Landlord's reasonable approval for bidding on Tenant's Work. Landlord may require that each contractor use Landlord's designated subcontractors for all work pertaining to the Mechanical Systems (Landlord to provide a list of said designated subcontractors for Mechanical Systems in response the written request of each such contractor); however, Landlord warrants that such designated subcontractors shall timely respond to Tenant and Tenant's contractor, cooperate with Tenant and Tenant's contractor, perform their respective work on a timely basis, and that such subcontractors' charges shall be reasonably competitive in the marketplace.

        5.2 Tenant shall select a contractor ("Tenant's Contractor") and enter into a written contract with Tenant's choice of contractor, providing for payment on a progress payment basis, and otherwise on such terms and conditions as are commercially reasonably and do not otherwise violate the terms of the Lease and this Work Letter, to include a retention of not less than ten percent (10%) of the total contract price ("Retention"). Landlord shall be provided a copy of the fully executed construction contract prior to Landlord being required to furnish any access to the Premises for the performance of any Tenant's Work.


SECTION 6 - ACCESS TO PREMISES

        6.1 Landlord shall provide Tenant's Contractor and its subcontractors with reasonable access to the Building, Common Areas and Premises in order that Tenant's Contractor may construct Tenant's Work in a timely manner, subject to the following:

                (a) Access shall be subject to, and coordinated with, the activities and construction schedules of Landlord, Landlord's Representative, any contractor engaged by Landlord performing work in or about the Premises, and their respective employees, agents and subcontractors.

                (b) Tenant and Tenant's Personnel shall comply with all reasonable rules and regulations which Landlord may, from time-to-time, establish for the performance of Tenant's Work or other improvements in the Building, and shall otherwise be subject to the reasonable direction of Landlord, Landlord's Representative or either of their contractors; however, such direction shall not confer on Landlord or Landlord's representative responsibility for the timely and proper installation of any work performed by Tenant or Tenant's Contractor, or otherwise create an employer/employee, independent contractor or agency relationship between said parties.

                (c) If the presence and/or activities of Tenant or Tenant's Contractor unreasonably interferes with:

                        (i) The work of Landlord, Landlord's Representative or any contractor engaged by Landlord, or either of their subcontractors or agents,

                        (ii)    The normal operations of the Building, or

                        (iii)   Causes labor difficulties,

                        then Landlord shall have the right to order Tenant and/or Tenant's Contractor to immediately cease work and vacate the Building, Common Areas or Premises of personnel, equipment, materials and supplies to the extent reasonably required to eliminate any such interference.

                (d) Tenant and Tenant's Personnel shall comply with all applicable laws, regulations, permits and other government approvals applicable to such entry and work in the Premises.

                (e) Prior to any access to the Premises to perform Tenant's Work, Tenant and Tenant's Contractor shall furnish Landlord with:

                        (i) Certificates or other proof reasonably required by Landlord to establish that Tenant's Contractor and each of its subcontractors is in compliance with the Insurance Requirements set forth in Schedule 3, attached hereto;

                        (ii) A copy of the fully executed construction contract between Tenant and Tenant's Contractor;

                        (iii) A complete stamped set of permitted Construction Drawings;

                        (iv)    A copy of all required building permits;

                        (v)     A complete list of subcontractors;

                        (vi) A copy of the contractor's license for Tenant's Contractor; and

                        (vii) A copy of the construction schedule for the completion of Tenant's Work.


SECTION 7 - WORK COSTS

        7.1 As used in this Work Letter, the term "Work Costs" means:

                (a) All design and engineering fees incurred in connection with the preparation and review of the Space Plans, Construction Drawings and the processing of the same by governing authorities;

                (b) Any reasonable fees incurred by Landlord in having Landlord's architect and/or engineer review, test or inspect the Space Plans, Construction Drawings or Tenant's Work;

                (c) Governmental agency plan check, permit and other fees applicable to Tenant's Work;

                (d) Increased costs to Landlord's Work (if any) caused by changes in the approved Space Plans or approved Construction Drawings by Tenant;

                (e) The cost of any improvements, modifications, additions or alterations to the Base Building (including base Building structural and mechanical systems) required by any government or regulatory agency or authority having jurisdiction over Tenant's Work.

                (f)     Sales and use taxes applicable to Tenant's Work;

                (g)     Material and labor costs incurred in making Tenant's
                        Work;

                (h)     General conditions and contractor's fees;

                (i) FF&E, not to exceed One Hundred Twelve Thousand Eight Hundred Seventy-Two Dollars ($112,872.00);

                (j) Moving Expenses, not to exceed Twenty-Eight Thousand Two Hundred Eighteen Dollars ($28,218.00); and

                (k) The reasonable costs of repairing any damage to and restoring any portion of the Building or Common Areas damaged caused by Tenant, Tenant's Contractor or any other subcontractor, person or entity in the course of performing Tenant's Work or in the purchase, delivery or installation of any other materials, goods or services for or benefiting the Premises.

                (l)     A Supervision Fee payable to Landlord in accordance with
                        Schedule 4, attached hereto.

        7.2 The Construction Allowance, if any, shall be first applied toward items (d), (k) and (i) of Work Costs, and then applied toward the payment of any other items which are Work Costs, subject to Article 36.3. If the Work Costs are estimated to exceed the Construction Allowance, the Construction Allowance has been exhausted, or the period of use for the Construction Allowance has expired, then Tenant shall pay all Work Costs on a progress payment basis, as follows. On or before the performance of any Work, Tenant shall deposit with Landlord any Work Costs to the extent that such Work Costs are reasonably estimated to exceed the Construction Allowance (if any). Landlord shall retain such funds and promptly disburse the same to Tenant's Contractor, subject to the remaining provisions of this Section 7. Any funds deposited by Tenant with Landlord which remain unused after completion of the Work, and which are not subject to any claim by Landlord, Tenant's Contractor, or any subcontractor (or their respective providers of any labor or materials used or expended in the performance of the Work), shall be promptly returned to Tenant.

        7.3 No payment of any Work Costs shall be made by either Landlord (from the Construction Allowance, if any, or funds deposited by Tenant) or by Tenant unless and until Landlord has received copies of Tenant-approved invoices certifying that the work stated therein has been performed, Landlord has independently confirmed that such work has been performed in accordance with this Work Letter and the Lease, and Landlord has received appropriate lien releases from Tenant's Contractor and all subcontractors and suppliers (including a conditional lien release for any current application for payment, accompanied by an unconditional lien release for any prior application for payment for which payment has been made). Tenant shall endeavor to limit payments to two (2) checks in any thirty (30) day period to Tenant's general contractor, and a reasonable number of payments to any other direct contractors of Tenant (including, but not limited to, engineers, designers, architects, and telephone and computer cabling services).

        7.4 If the Work Costs do not exceed the Construction Allowance, and any Construction Allowance remains unused six (6) months after the Commencement Date, then the unused balance of the Construction Allowance shall be forfeited.

        7.5 Under no circumstances shall Landlord be required to pay any Retention to Tenant or Tenant's Contractors unless and until Tenant or Tenant's Contractor furnishes Landlord with:

                (a) The permit card with all final inspector sign-offs completed;

                (b)     A certificate of occupancy (if required by law);

                (c)     A copy of the recorded Notice of Completion;

                (d)     The As-Built Drawings;

                (e)     The air balance report;

                (f) Any punchlist showing Tenant has approved all corrections set forth therein;

                (g) Guarantees, warrantees and operation manuals for all Mechanical Systems or other trade fixtures installed in the Premises;

                (h)     All unconditional lien releases; and

                (i)     An Estoppel Certificate.

SCHEDULE 1 - LANDLORD'S WORK

                Landlord shall not be required to perform or construct any Landlord's Work in the Premises.
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SCHEDULE 2 - CONSTRUCTION SCHEDULE

                Not less than ten (10) business days prior to commencing Tenant's Work in the Premises, Tenant shall furnish to Landlord a Construction Schedule showing all major trades for Tenant's Work and a critical path analysis, which schedule shall be subject to Landlord's approval.
--------------------------------------------------------------------------------



SCHEDULE 3 - INSURANCE REQUIREMENTS

        The following are the standard types, amounts and forms of insurance required under the General Subcontract Conditions. The policies of insurance shall be in such form and shall be issued by such company or companies as may be satisfactory to Landlord's Representative.


                         WORKER'S COMPENSATION INSURANCE

                As required by any applicable law or regulation or statute and to include coverage for the state in which the project is located and the states in which any subcontractor is domiciled.


                    COMPREHENSIVE GENERAL LIABILITY INSURANCE

                Tenant's Contractor and each subcontractor shall carry comprehensive general liability insurance, including personal injury, owner's and contractor's protective liability, explosion, collapse and underground damage liability endorsement (commonly called S, C and U hazard), products, completed operations, blanket contractual and broad form property damage coverage, naming Landlord (and Landlord's property manager and Landlord's Representative, if not Landlord) as additional insureds, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses, of not less than the following limits:

                (a) If the total cost of the contract (or subcontract, as applicable) is $20,000.00 or less, coverage in an amount of not less than $1,000,000.00 combines single limit per occurrence;

                (b) If the total cost of the contract (or subcontract, as applicable) is more than $20,000.00, but not more than $150,000.00, coverage in an amount of not less than $2,000,000.00 combines single limit per occurrence; and

                (c) If the total cost of the contract (or subcontract, as applicable) is $150,000.00 or more, coverage in an amount of not less than $5,000,000.00 combines single limit per occurrence.

Notwithstanding the foregoing, coverage required under subparagraphs (b) or (c), above, may be satisfied by a combination of not less than $1,000,000.00 primary coverage, plus excess insurance up to the applicable limit.


                         AUTOMOBILE LIABILITY INSURANCE

        Tenant's Contractor and each subcontractor shall carry automobile liability insurance, including owned, non-owned, leased and hired car coverage, naming Landlord (and Landlord's property manager and Landlord's Representative, if not Landlord) as additional insureds, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses, in an amount of not less than $1,000,000.00 combined single limit per occurrence.

                        BUILDERS RISK PROPERTY INSURANCE

        Unless waived in writing by Landlord, Tenant's Contractor and each subcontractor shall carry "all risk" builders risk property insurance for the full replacement cost of the work on a completed value basis, naming Landlord as a loss payee, as its interest may appear, providing primary (and not contributing) coverage, and including a waiver of all rights of subrogation against Landlord.


                              GENERAL REQUIREMENTS

        Prior to commencement of work Tenant's Contractor and each subcontractor shall submit to Landlord certificates of insurance showing the required insurance. If the coverage expires prior to completion of the work, then Tenant's Contractor and each subcontractor shall submit replacement certificates of insurance to Landlord prior to the expiration of such coverage. All certificates shall provide that there will be no cancellation, material modification or reduction of coverage without reasonable written notice to Landlord.

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SCHEDULE 4 - SUPERVISION FEES

                The Supervision Fee shall be one percent (1%) of the total Work Costs (excluding this Supervision Fee).